UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant
Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

GeoEye, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

GeoEye, Inc.
2325 Dulles Corner Boulevard, 10th Floor
Herndon, Virginia 20171

April 30, 2012

Dear Stockholder:

You are cordially invited to attend our 2012 Annual Meeting of Stockholders. The Annual Meeting will be held at 2325 Dulles Corner Boulevard, 10th Floor, Herndon, Virginia 20171, on Thursday, May 31, 2012, at 9:00 a.m. Eastern Time.

At the Annual Meeting, you will be asked to vote on each of the three proposals set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement, which describe the formal business to be conducted at the Annual Meeting and follow this letter.

It is important that your shares are represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, please vote electronically via the Internet or by telephone, if permitted by the broker or other nominee that holds your shares. If you receive a paper copy of the proxy materials, please complete, sign, date and return the accompanying proxy card. Voting electronically, by telephone or by returning your proxy card in advance of the Annual Meeting does not deprive you of your right to attend the Annual Meeting.

If you, or your designated representative or proxy, plan to attend our Annual Meeting in person, please follow the advance registration instructions on the back of this Proxy Statement, which will expedite your admission to the Annual Meeting. Additional details regarding requirements for admission to the Annual Meeting are described in the Proxy Statement under the heading “How can I attend the Annual Meeting in person?”

If you have any questions concerning the Annual Meeting and you are the stockholder of record of your shares, please contact our Corporate Secretary at (703) 480-7500. If your shares are held by a broker or other nominee (that is, in “street name”), please contact the broker or other nominee for questions concerning the Annual Meeting. If you are the stockholder of record of your shares and have questions regarding your stock ownership, please contact our transfer agent, Computershare, at (877) 295-8616.

On behalf of the Board of Directors, thank you for your continued support. We look forward to greeting as many of you as possible at the Annual Meeting.

LT. GENERAL JAMES A. ABRAHAMSON, USAF (RET.)
Chairman of the Board of Directors

GeoEye, Inc.
2325 Dulles Corner Boulevard, 10th Floor
Herndon, Virginia 20171

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON May 31, 2012
Dear Stockholder:

The 2012 Annual Meeting of Stockholders of GeoEye, Inc. (“Company”) will be held at 2325 Dulles Corner Boulevard, 10th Floor, Herndon, Virginia 20171, on Thursday, May 31, 2012, at 9:00 a.m. Eastern Time.

At the Annual Meeting, stockholders will be asked to:

1.	Elect nine directors to serve for a term of one year and until their successors are duly elected and qualified;

2.	Consider and vote upon the advisory approval of the Company’s executive compensation (“Say on Pay”);

3.	Consider and vote upon the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2012; and

4.	Transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

The Proxy Statement more fully describes these proposals.

The Board of Directors of the Company recommends that stockholders vote FOR the election of the Board of Directors nominees named in the Proxy Statement; FOR the advisory approval of the Company’s executive compensation; and FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2012.

Only stockholders of our common stock at the close of business on April 9, 2012, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

YOUR PROXY IS IMPORTANT TO US. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to ensure that your shares will be represented at the Annual Meeting.

By Order of the Board of Directors,

WILLIAM L. WARREN
Executive Vice President, General Counsel and
Corporate Secretary
April 30, 2012

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy card mailed to you, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible to ensure your shares are represented at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

GEOEYE, INC.
2325 Dulles Corner Boulevard
Herndon, Virginia 20171

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

May 31, 2012

We are providing you with this Proxy Statement in connection with the solicitation of proxies to be used at our 2012 Annual Meeting of Stockholders (“Annual Meeting”) of GeoEye, Inc. (“Company”). The Annual Meeting will be held at 2325 Dulles Corner Boulevard, 10th Floor, Herndon, Virginia 20171, on Thursday, May 31, 2012, at 9:00 a.m. Eastern Time. This proxy statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and information about voting procedures. As used in this Proxy Statement, “we,” “us,” “our,” “GeoEye” or the “Company” refer to GeoEye, Inc., a Delaware corporation.

This solicitation is made by the Company on behalf of the Board of Directors of the Company (“Board”). Costs of this solicitation will be borne by the Company.

This Proxy Statement, the accompanying proxy card or voting instructions and our Annual Report will be made available to our stockholders on or about April 30, 2012.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS

When and where is the Annual Meeting?

The Annual Meeting will be held at 2325 Dulles Corner Boulevard, 10th Floor, Herndon, Virginia 20171, on Thursday, May 31, 2012, at 9:00 a.m. Eastern Time.

What matters will be voted on at the Annual Meeting?

The following matters will be voted on at the Annual Meeting:

·	Proposal 1: Elect nine directors to serve for a term of one year and until their successors are duly elected and qualified;

·	Proposal 2: Consider and vote upon the advisory approval of the Company’s executive compensation (“Say on Pay”);

·	Proposal 3: Consider and vote upon the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2012; and

·	Transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

How does the Board of Directors recommend that I vote?

The Board recommends that you vote:

·	FOR Proposal 1, the election of the Board of Director nominees named in this Proxy Statement;

·	FOR Proposal 2, the advisory approval of the Company’s executive compensation;

·	FOR Proposal 3, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2012; and

·	In the discretion of the named proxies regarding any other matters properly presented for a vote at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock and shares of our preferred stock convertible into shares of common stock at the close of business on April 9, 2012, the record date, may vote at the Annual Meeting. We refer to the holders of our common stock and shares of our preferred stock convertible into shares of common stock as “stockholders” throughout this Proxy Statement. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record. You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with Computershare, our transfer agent.

Beneficial Owner. You are a beneficial owner if at the close of business on the record date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or other nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see “What if I do not specify how my shares are to be voted?” for additional information.

What should I do if I receive more than one set of proxy materials?

You may receive more than one set of proxy materials, including multiple proxies or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy and voting instruction card that you receive.

How can I attend the Annual Meeting in person?

If you are a stockholder of record at the close of business on the record date, you may attend the Annual Meeting in person. Individuals who are the beneficial owners of their common stock must bring with them to the Annual Meeting a legal proxy from the organization that holds their shares or a brokerage statement showing ownership of shares as of the close of business on the record date. Representatives of institutional stockholders must bring a legal proxy or other proof that they are representatives of a firm that held shares as of the close of business on the record date and are authorized to vote on behalf of the institution.

Anyone seeking admittance to the Annual Meeting who cannot prove ownership or representation as of the close of business on the record date may not be admitted. In addition, you must also bring with you a form of government-issued photo identification, such as a driver’s license, state-issued ID card or passport to gain entry to the Annual Meeting.

To expedite your admission to the Annual Meeting, please follow the advance registration instructions in the back of this Proxy Statement.

How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares:

·
By Mail. You may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than Wednesday, May 30, 2012, the day prior to the Annual Meeting, to be voted at the Annual Meeting.

·
By telephone or over the Internet. You may vote your shares by telephone or via the Internet by following the instructions provided on the proxy card or voting instructions. If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on Wednesday, May 30, 2012, the day prior to the Annual Meeting, to be counted.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

·
In person at the Annual Meeting. You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or voting instructions or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.

Beneficial Owners. If you are a beneficial owner of your shares, you should have received voting instructions from the broker or other nominee holding your shares. You should follow the instructions on the proxy card or the voting instructions provided by your broker or other nominee to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or other nominee. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker or other nominee giving you the right to vote the shares.

Can I revoke or change my vote after I submit my proxy?

Stockholders of Record. If you are a stockholder of record, you may revoke your vote at any time before the final vote at the Annual Meeting by:

·	signing and returning a new proxy card with a later date;

·
submitting a later dated vote by telephone or via the Internet since only your latest telephone or Internet proxy received by 11:59 p.m. Eastern Time on Wednesday, May 30, 2012, the day prior to the Annual Meeting, will be counted;

·	attending the Annual Meeting in person and voting again; or

·	delivering a written revocation to our Corporate Secretary at GeoEye, Inc., 2325 Dulles Corner Boulevard, 10th Floor, Herndon, Virginia 20171, before the Annual Meeting.

Beneficial Owners. If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.

What will happen if I do not vote my shares?

Stockholders of Record. If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owners. If you are the beneficial owner of your shares, your broker or other nominee may vote your shares only on those proposals on which it has discretion to vote. Under the applicable rules, your broker or other nominee does not have discretion to vote your shares on non-routine matters such as Proposals 1 and 2. However, your broker or other nominee does have discretion to vote your shares on routine matters such as Proposal 3.

What if I do not specify how my shares are to be voted?

Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

·	FOR Proposal 1, the election of the Board of Director nominees named in this Proxy Statement;

·	FOR Proposal 2, the advisory approval of the Company’s executive compensation;

·	FOR Proposal 3, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2012; and

·	In the discretion of the named proxies regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners. If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the applicable rules, brokers and other nominees have the discretion to vote on routine matters such as Proposal 3, but do not have discretion to vote on non-routine matters such as Proposals 1 and 2. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 3 and any other routine matters properly presented for a vote at the Annual Meeting.

What constitutes a quorum, and why is a quorum required?

We need a quorum of stockholders to hold our Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote at the close of business on the record date is represented at the Annual Meeting either in person or by proxy. As of the close of business on April 9, 2012, the record date, we had 22,754,655 shares of common stock outstanding and entitled to vote at the Annual Meeting. In addition, we have outstanding 80,000 shares of preferred stock convertible into 2,688,347 shares of common stock entitled to vote as a single class with the common stock at the Annual Meeting, provided that in accordance with the terms of the preferred stock the holder thereof is not permitted to vote more than 19.99 percent of the total votes otherwise eligible to be cast at the Annual Meeting.

Your shares will be counted towards the quorum if you submit a proxy or vote at the Annual Meeting. Abstentions and broker non-votes (as described below) will also count towards the quorum requirement. If there is no quorum, the Chairman of the Board may adjourn the Annual Meeting to another date and time.

What is the effect of a broker non-vote?

Brokers or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not affect our ability to obtain a quorum and will not otherwise affect the outcome of the vote on a proposal that requires the approval of a majority of the votes present in person or represented by proxy and entitled to vote (Proposals 1, 2 and 3).

What is the vote required for each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1 – Election of nine directors	Majority of the shares entitled to vote and present in person or represented by proxy	No

Proposal 2 – Advisory approval of the Company’s executive compensation	Majority of the shares entitled to vote and present in person or represented by proxy	No

Proposal 3 – Ratification of auditors for fiscal year 2012	Majority of the shares entitled to vote and present in person or represented by proxy	Yes

With respect to Proposals 2 and 3, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on these two proposals, the abstention will have the same effect as an AGAINST vote.

With respect to Proposal 1, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or FOR all nominees except those specific nominees from whom you WITHHOLD your vote. Each nominee is required to receive more FOR votes in favor of re-election to the Board than votes cast as WITHHOLD.

What happens if the Annual Meeting is adjourned or postponed?

Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.

Who is paying for the costs of this proxy solicitation?

We will bear the expense of soliciting proxies. Proxies may also be solicited in person, by telephone or electronically by Company personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and the Annual Report will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

The Company has retained MacKenzie Partners, Inc. to assist in obtaining proxies by mail, facsimile or e-mail from brokerage firms, banks, broker-dealers or other similar organizations for the Annual Meeting. The estimated cost of such services is $15,000 plus out-of-pocket expenses. MacKenzie Partners may be contacted at (212) 929-5500.

How can I find the results of the Annual Meeting?

Preliminary results will be announced at the Annual Meeting. Final results will be posted on the Company’s Web site, http://www.geoeye.com, in its About Us/Investor Relations section under “2012 Annual Meeting” and will also be published in a current report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

May stockholders ask questions at the Annual Meeting?

Yes. Representatives of the Company will answer questions of general interest at the end of the Annual Meeting.

Can stockholders exercise dissenters’ rights of appraisal with respect to any proposal at the meeting?

Stockholders have no rights under Delaware law, the Company’s Certificate of Incorporation or the Company’s Bylaws to exercise dissenters’ rights of appraisal with respect to any of the matters to be voted upon at the Annual Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our stockholders will be asked to consider nine nominees for election to our Board to serve for a one-year term until the 2013 Annual Meeting of Stockholders. The persons named as proxies in the accompanying form of proxy intend to vote in favor of the election of the nine nominees for director designated below to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. With the exception of General Michael P.C. Carns and Robert G. Warden, each of the nominees was elected by the stockholders at last year’s annual meeting. It is expected that each of these nominees will be able to serve, but if any such nominee is unable to serve, the proxies may vote for another person nominated by the Nominating and Governance Committee and approved by the Board.

Information Regarding Nominees (as of April 30, 2012)

Lt. General James A. Abrahamson, USAF (Ret) (Director) (Chairman of the Board)

Age 78, has been a member of the Board since April 1998 and has served as Chairman of the Board since November 2001. Lt. General Abrahamson also served as Chairman of the Nominating and Governance Committee from January 2005 through June 2008 and remains a member of that Committee. He also serves as a member of the Audit Committee and as an ex officio member of the Strategy Committee. In addition to his directorship at GeoEye, Lt. General Abrahamson serves as chairman and chief executive officer of StratCom, LLC and SkySpectrum LLC, privately held companies associated with the development of stratospheric airships for civil and military applications. Lt. General Abrahamson is also the chairman of Global Relief Technologies, Inc., a privately held company dedicated to improving disaster management and recovery through the use of high technology.

Lt. General Abrahamson has significant private sector and government leadership experience, including having served as director of the Department of Defense’s Strategic Defense Initiative, as NASA associate administrator for Space Flight, as Oracle Corporation’s chairman of the board, and as the president of the Transportation Sector for Hughes Aircraft Company. He also has over 30 years of service in the U.S. Air Force, including as program manager for satellite programs and space programs. Lt. General Abrahamson’s unique insight into the space industry, extensive government experience and leadership positions in the military and the private sector provide him with a unique perspective, which he brings to our Board.

Public Directorships: Lt. General Abrahamson served as the vice chairman of MSGI, Inc. between July 2010 and February 2012.

Joseph M. Ahearn (Director)

Age 57, has been a member of the Board since December 2003, has served as Chairman of the Audit Committee from January 2004 to June 2008 and remains a member of the Audit Committee. He also has served as a member of the Compensation Committee since April 2006. Mr. Ahearn has served as chairman and chief executive officer of Faneuil, Inc., a privately held corporation, since 2007 and as senior vice president for Mafco Worldwide Corp. Inc. since December 2005. From September 2005 to December 2005, Mr. Ahearn served as vice president, special projects for Panavision Inc. and from August 2004 to September 2005, he served as managing director of Qorval, Inc.

Mr. Ahearn brings a wealth of management, accounting and audit-related experience to GeoEye and its Board, having served as chief executive officer of Marvel Entertainment and its predecessor company, ToyBiz, and by conducting audit and consulting work at Arthur Andersen and Touche Ross for more than ten years. He has extensive experience dealing with accounting principles and financial reporting. The Board has determined that he is an “audit committee financial expert” as determined by the Board in accordance with Item 407(d)(5) of Regulation S-K.

Public Directorships: Mr. Ahearn does not currently hold, nor in the past five years has he held, any other public directorships.

General Michael P.C. Carns (Director)

Age 74, has been a member of the Board since October 2011. General Carns retired in the grade of General from the United States Air Force in September 1994 after 35 years of service, including service as the Vice Chief of Staff, United States Air Force, a position he held from 1991 until 1994. General Carns currently is an independent business consultant. General Carns served as a director of Rockwell Collins from 2001 to 2007, Entegris, Inc. from 2001 until 2011, IAP Worldwide Systems, Inc. from 2004 to present and the Armed Forces Corporation from 2001 to present. He is a consultant to various entities and is a member of the board of various early stage ventures and numerous professional and civic organizations.

General Carns has significant government leadership experience, having served our country for 35 years in the U.S. Air Force, including service as the Vice Chief of Staff, United States Air Force and also has experience as a member of several private sector company boards.  General Carns’ extensive government experience and leadership positions in the military and the private sector provide him with a unique perspective, which is beneficial to our Board.

Public Directorships: General Carns does not currently hold, nor in the past five years has he held, any other public directorships.

Martin C. Faga (Director)

Age 70, has been a member of the Board and a member of the Strategy Committee since August 1, 2006, acting Chairman of the Strategy Committee from May 6, 2010, to April 27, 2011, and a member of the Compensation Committee since June 2008. Mr. Faga was appointed chairman of the Compensation Committee effective February 1, 2012. Since April 9, 2010, Mr. Faga has been a director of Inmarsat Government U.S., a wholly owned subsidiary of Inmarsat plc, a British mobile satellite company. Since 2009, Mr. Faga has served as a director of Thomson Reuters Special Services, a wholly owned subsidiary of Thomson Reuters Corp. Since May 2000, Mr. Faga has been a trustee on the Board of Trustees for the MITRE Corporation (“MITRE”), a non-profit organization for which he previously served as president and chief executive officer from May 2000 through June 2006. Since 2004, Mr. Faga has served as a director for the Association for Intelligence Officers, a non-profit organization; since 2006, he has served as a director and since January 2012 as Chairman for the Space Foundation, a non-profit organization; and since 2007, he has served as a director for Olive Group North America, a subsidiary of Olive Group, a privately-held British firm.

Mr. Faga gained significant knowledge of the satellite imagery industry as the former director of the National Reconnaissance Office (1989-1993), a federal agency engaged in satellite reconnaissance. His technical background, professional experience and service with MITRE, operating research centers and developing strategic initiatives, are valuable resources to our Board.

Public Directorships: Mr. Faga is a director, chairman of the nominating and governance committee and a member of the compensation committee of Alliant Techsystems (since 2006), and he served as a director and member of the compensation committee at Electronic Data Systems from 2006 to 2008.

Michael F. Horn, Sr. (Director)

Age 75, has been a member of the Board since December 2007, and a member of both the Audit Committee and the Strategy Committee since January 2008. Mr. Horn became Chairman of the Audit Committee in June 2008. Since January 2004, Mr. Horn has served as a consultant for various private and publicly held companies. Mr. Horn also served on the board of United Energy Technology, Inc., a privately held company, from 2008 through 2011.

Mr. Horn brings more than 40 years of executive financial management, audit and consulting experience, including 35 years with KPMG LLP, where he served as a partner for 28 years. Mr. Horn’s experience and insight as an auditor and consultant is extremely beneficial to the Board and Audit Committee. Based on his experience and expertise, the Board has determined that Mr. Horn is an “audit committee financial expert” as determined by the Board in accordance with Item 407(d)(5) of Regulation S-K.

Public Directorships: Mr. Horn does not currently hold, nor in the past five years has he held, any other public directorships.

Lawrence A. Hough (Director)

Age 68, has been a member of the Board since December 2003, Chairman of the Nominating and Governance Committee since June 2008, and a member of the Strategy Committee since June 2008. He previously served as chairman of the Compensation Committee from April 2006 to June 2008. Since January 2008, Mr. Hough has been the managing director of Stuart Mill Venture Partners, L.P. From January 1997 to the present, he has served as president and chief executive officer of Stuart Mill Capital, Inc. From June 2004 to May 2005, he served as chief executive officer of SynXis Corporation, having previously served as its chairman of the board from January 2004 to May 2004. Mr. Hough was president and chief executive officer of the Student Loan Marketing Corporation from 1990 to 1997.

Mr. Hough’s significant experience in operations and financial oversight gained from serving as president or managing director for various companies over several years, in addition to his memberships on various boards of directors and audit committees, provides him with the executive, operational and financial expertise that is vital to our Board. From 2008 to the present, he has served on the boards of Appistry, Inc. and Marrone Organics Innovations, Inc., both privately held companies. From 1985 to the present, he has served on the board and the audit and executive committees of the Shakespeare Theatre, a non-profit organization; and since 2006, he has served as a trustee for the Levine School of Music, a non-profit organization.

Public Directorships: Mr. Hough served as a director of Goldleaf Financial Solutions, Inc. from 2005 to 2009 and was chairman of its nominating and governance committee. Goldleaf Financial Services, Inc. was acquired in a stock transaction, resulting in the discontinuation of its board.

Roberta E. Lenczowski (Director)

Age 70, has been a member of the Board and of the Strategy Committee since August 2007 and a member of the Nominating and Governance Committee since June 2008. In 2010, she became the chairman of the Risk Committee. In 2005, Ms. Lenczowski formed Roberta E. Lenczowski Consulting, a consulting company serving the geospatial intelligence community. From 2005 to the present, she has served as a consultant for various companies in the geospatial industry or related industries, including serving since March 2011 on the Senior Advisory Group to NJVC; since November 2011 on the Advisory Board of Liquid Robotics, Inc. and between May 2006 and February 2011 on the academic advisory committee of Sanborn Map Company, a wholly owned subsidiary of Daily Mail and General Trust plc. From 2004 to 2005, Ms. Lenczowski served as the West senior executive with the National Geospatial-Intelligence Agency (“NGA”). Between 2005 and 2010, Ms. Lenczowski served as a director for TechniGraphics, a privately held company. Since 2005 she has served as a director for the Leonard Wood Institute, a non-profit organization. Since 2007, Ms. Lenczowski has served as a director for Fugro EarthData, Inc., a subsidiary company of Fugro N.V.

Ms. Lenczowski served the NGA for more than 28 years. At the American Society for Photogrammetry and Remote Sensing, she has held several positions in the St. Louis region, ranging from director to president. In March 2012, she was installed as national president. Her experience, board memberships and professional affiliations provide her with unique insight into the remote sensing and satellite imagery field and the intelligence community, making her a valuable strategic advisor to the Company, uniquely qualified to chair the Risk Committee and an important member of our Board.

Public directorships: Ms. Lenczowski does not currently hold, nor in the past five years has she held, any other public directorships.

Matthew M. O’Connell (Director)

Age 59, has been a member of the Board since October 2001 and has served as GeoEye’s President and Chief Executive Officer since 2001. From 2008 to the present, Mr. O’Connell has served as a director and member of the audit committee for the U.S. Geospatial Intelligence Foundation, a non-profit organization, and as a director on the Advisory Board of GIS Development, an Indian media and conferences group. He also serves on the Department of the Interior’s National Geospatial Advisory Committee and served on the National Oceanic and Atmospheric Administration’s Advisory Committee on Commercial Remote Sensing. In October 2007, Mr. O’Connell was presented with the U.S. Geospatial Intelligence Foundation’s Industry Leader award. In June 2007, Mr. O’Connell was named “Entrepreneur of the Year” by Ernst and Young for Communications in the Washington, D.C. region.

Mr. O’Connell has had an extensive career in the finance and communications industries and has overseen GeoEye through its reorganization, corporate restructuring, multiple acquisitions and its listing as the first commercial remote sensing corporation on NASDAQ. His entrepreneurial perspective, executive experience and strategic direction for the Company are essential to his membership on the Board. Prior to joining GeoEye’s predecessor, Mr. O’Connell served as an executive in the cable television, radio and private equity industries. He began his career as a mergers and acquisitions attorney at a Wall Street law firm.

Public Directorships: Mr. O’Connell served as a director of TVI Corporation from May 2005 to August 2007.

James M. Simon, Jr. (Director)

Age 64, has been a member of the Board since November 2005, a member of the Compensation Committee since April 2006 and Chairman of the Strategy Committee since June 2006. In January 2010, he was appointed chief strategist of the Worldwide Public Sector at The Microsoft Corporation. In 2004, he served as the founding director of The Microsoft Institute for Advanced Technology in Governments. From January 2003 to January 2005, he served as president and chief executive officer of Intelligence Enterprises, LLC and continues to serve as a partner presently.

A career Central Intelligence Agency officer, Mr. Simon was appointed by President Clinton and confirmed by the Senate in 1999 as the first assistant director of Central Intelligence for Administration, a position he held from January 2000 through January 2003. As deputy to the deputy director of Central Intelligence for Community Management, he was responsible for technology acquisition, setting policy for and overseeing the budgets of the then fourteen agencies that comprised the intelligence community. After September 11, 2001, he was designated as the senior intelligence official for Homeland Security, establishing and chairing the Homeland Security Intelligence Council. Mr. Simon continues to serve on various government advisory boards.

Mr. Simon’s extensive public policy experience and his knowledge of the satellite imagery industry and the intelligence community are invaluable as he steers the strategic direction of GeoEye as Chairman of the Strategy Committee.

Public Directorships: Mr. Simon does not currently hold, nor in the past five years has he held, any other public directorships.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES SET FORTH IN THIS PROXY STATEMENT.

Information Regarding Preferred Stockholder Designee (As of April 30, 2012)

Mr. Warden is designated by the holders of our preferred stock for appointment to the Board. His biography is included below for your information and reference.

Robert G. Warden (Director)

Age 39, has been a member of the Board since April 2012. Since February 2003, Mr. Warden has been employed by Cerberus Capital Management, L.P.  Prior to joining Cerberus, Mr. Warden was a vice president at J.H. Whitney from May 2000 to February 2003, a principal at Cornerstone Equity Investors LLC from August 1998 to May 2000 and an associate at Donaldson, Lufkin & Jenrette from July 1995 to July 1998. Mr. Warden also serves as a director of Bluelinx Holdings Inc., AerCap Holdings B.V., and Equable Ascent Financial, LLC, a privately held firm, and served as a director of Aeroplan Holding GP Inc. from June 2005 to July 2007.

Public Directorships: Mr. Warden has served as a director of Bluelinx Holdings Inc. since May 2004 and as a non-executive director of AerCap Holdings N.V. since September 2005.

GENERAL INFORMATION

Board of Directors

Term of Office. All directors of the Company serve terms of one year and until the election and qualification of their respective successors.

Attendance at Board of Directors and Committee Meetings and 2011 Annual Meeting. The Board met 15 times in person or telephonically in 2011. All of the current members of the Board attended at least 85% of the Board meetings held during that portion of 2011 for which they held office, except General Carns, who attended two meetings out of three held since being appointed in October 2011. All then-serving directors of the Board were in attendance at the 2011 Annual Meeting of Stockholders held on June 2, 2011. Our director attendance policy is included in our Corporate Governance Guidelines, which is available through the About Us/Investor Relations/Corporate Governance section of the Company’s Web site located at www.geoeye.com and is available in print to any stockholder who requests it.

Communications with Directors. The Audit Committee and the non-management directors have established procedures to enable anyone who has a concern about the Company’s conduct or policies, or any employee who has a concern about the Company’s accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Board, the non-management directors or the Audit Committee. Such communications may be confidential or anonymous, and may be submitted in writing to the Board of Directors of GeoEye, Inc., c/o Corporate Secretary, 2325 Dulles Corner Boulevard, 10th Floor, Herndon, Virginia 20171.

Director Independence

In accordance with the rules of the NASDAQ Stock Market, the Board undertook its annual review of the independence of its directors on March 8, 2012. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. During this review, the Board considered transactions and relationships between each director or members of his or her immediate family and the Company. The Board also considered whether there were any transactions or relationships between directors or members of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

All members of the Audit, Compensation and Nominating and Governance Committees must meet the independence requirements of the NASDAQ Stock Market. Members of the Audit Committee must also satisfy a separate SEC independence requirement that provides that they may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than compensation for service as a director on the Board.

As a result of this review, the Board affirmatively determined that each of the non-employee directors are independent of the Company and its management under independence tests established by the rules of the NASDAQ Stock Market and the SEC. Mr. Warden was named as the preferred stockholder designee on April 26, 2012 and the Board has not made a determination with respect to his independence.

In making these determinations, the Board considered the relationships and transactions described under the caption “Certain Relationships and Related Transactions” beginning on page 17.

Corporate Governance

Board Leadership Structure. The roles of the Chairman of the Board and the Chief Executive Officer have always been separate at GeoEye, in recognition of the differences between the two roles. The Chief Executive Officer is responsible for the day-to-day management of the Company, establishes the Company’s future strategy and sets the Company’s financial and operational goals, while the Chairman of the Board provides independent oversight of senior management and Board matters and serves as a liaison between the Board and the Chief Executive Officer. In addition, the Chairman of the Board provides guidance to the Chief Executive Officer, sets the Board’s agenda in consultation with the Chief Executive Officer and presides over meetings of the full Board. As Lt. General Abrahamson, our Chairman, is not an employee of the Company and is considered independent as defined by the rules of the NASDAQ Stock Market and rules of the SEC, the Company has not established a Lead Independent Director.

Risk Oversight. Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and the steps management is taking to manage those risks, but also understanding the level of risk that is appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and establishing appropriate risk management practices. Our Board reviews our business strategy and management’s assessment of the related risk and discusses with management the appropriate level of risk for the Company.

Our Board administers its risk oversight function with respect to our operating risk as a whole and meets with management at least quarterly to receive updates with respect to our operations, business strategies and the monitoring of related risks. The Board also delegates oversight to the Audit, Compensation, Nominating and Governance, and Risk Committees to oversee selected elements of risk:

·
Our Audit Committee oversees financial risk exposures, including monitoring the integrity of the financial statements, internal controls over financial reporting and the independence of the independent auditor of the Company. The Audit Committee also assists the Board in fulfilling its oversight responsibility with respect to compliance with legal and regulatory matters related to the Company’s financial statements and meets quarterly with our financial management and independent auditors for updates on risks related to our financial reporting function. The Audit Committee also monitors our whistleblower hotline with respect to financial reporting matters.

·
Our Compensation Committee oversees risk management by participating in the creation of compensation structures that create incentives that support an appropriate level of risk-taking behavior consistent with the Company’s business strategy.

·
Our Nominating and Governance Committee oversees governance-related risks by working with management to establish corporate governance guidelines applicable to the Company, including recommendations regarding director nominees, Board leadership structure and membership on Board Committees. The Company’s Nominating and Governance Committee also oversees risk by working with management to adopt codes of conduct and business ethics designed to support the highest standards of business ethics. The Nominating and Governance Committee is briefed by our General Counsel’s office and others as to any alleged violations of our codes of conduct and business ethics.

·
Our Risk Committee oversees major strategic, operational, technological, information security and external risks inherent to the business of the Company and the Company’s control and mitigation processes with respect to managing such risks.

Our Board and Committees’ risk oversight responsibilities are discussed further in “Committees of the Board of Directors” below.

Committees of the Board of Directors

As of the date of this Proxy Statement, membership on the Committees of the Board of the Company is as follows:

Audit	Compensation	Nominating and Governance	Strategy	Risk
Michael F. Horn, Sr.*	Martin C. Faga*	Lawrence A. Hough*	James M. Simon, Jr.*	Roberta E. Lenczowski*
James A. Abrahamson	Joseph M. Ahearn	James A. Abrahamson	Michael P.C. Carns	Michael P.C. Carns
Joseph M. Ahearn	James M. Simon, Jr.	Roberta E. Lenczowski	Martin C. Faga
Michael F. Horn, Sr.
Lawrence A. Hough
Roberta E. Lenczowski
* Chairman of the Committee

Audit Committee. The Audit Committee currently consists of Mr. Horn, who is chairman of the Audit Committee, and Messrs. Abrahamson and Ahearn, all of whom are independent directors as defined by the rules of the NASDAQ Stock Market and SEC rules. Six meetings of the Audit Committee were held in person or telephonically during 2011. Messrs. Horn and Ahearn are each an “audit committee financial expert” as determined by the Board in accordance with Item 407(d)(5) of Regulation S-K, and are “independent” from the Company as defined by the rules of the NASDAQ Stock Market and the SEC. The Audit Committee operates under a written charter, as amended, adopted by the Board. A copy of the Audit Committee Charter, as amended, is available through the About Us/Investor Relations section of the Company’s Web site located at www.geoeye.com and is available in print to any stockholder who requests it.

The Audit Committee assists the Board in fulfilling its oversight responsibilities as related to the Company’s risk management processes. The Board and Audit Committee oversee: (i) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (ii) the performance of the internal audit function; (iii) the annual independent integrated audit of the Company’s consolidated financial statements and internal control over financial reporting, the engagement of the independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications, independence and performance; (iv) business and financial risk processes and controls; (v) the Company’s compliance with legal and regulatory requirements, including the Company’s disclosure controls and procedures; and (vi) the fulfillment of the other responsibilities set out in the Audit Committee Charter, as adopted by the Board.

The Audit Committee receives regular reports from management regarding the Company’s assessment of risks. In addition, the Audit Committee reports regularly to the Board. The Audit Committee assists the Board in its focus on the Company’s general risk management strategy, and helps to ensure that risks undertaken by the Company are consistent with the business strategies approved by the Board. While the Board oversees the Company’s risk management, management is responsible for the day-to-day risk management processes and reports directly to both the Board and Audit Committee on a regular basis and more frequently as appropriate. The Board believes this division of responsibilities is the most effective approach for addressing the risks facing the Company.

Compensation Committee. The Compensation Committee currently consists of Mr. Faga, who is chairman of the Compensation Committee, and Messrs. Ahearn and Simon, all of whom are independent directors as defined by the rules of the NASDAQ Stock Market and SEC rules. Our former director, Mr. Sprague, served as a director and as chairman of the Compensation Committee until his resignation, which became effective February 2, 2012. The Board has established a Compensation Committee to (i) review (in consultation with management or the Board), evaluate and recommend to the Board for approval the compensation plans, policies and programs of the Company, especially those regarding executive compensation and (ii) determine the compensation of the Chief Executive Officer and all other executive officers of the Company. The Compensation Committee periodically uses an independent consultant, Frederic W. Cook & Co., Inc., to assist it in fulfilling its responsibilities. The consultant reports directly to the Compensation Committee, and its activities in 2011 are further discussed in “Does the Company utilize compensation consultants or market survey data in determining compensation for named executive officers?” on page 25.

More specifically, the Compensation Committee annually reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s total direct compensation – that is, changes in base salary, bonus payments and equity awards. For other named executive officers, the Compensation Committee reviews their performance against these goals and objectives and, based on its evaluation, approves their total direct compensation. The details of the processes and procedures involved are described in the Compensation Discussion and Analysis (“CD&A”) beginning on page 18.

Three meetings of the Compensation Committee were held in person or telephonically during 2011. The Compensation Committee operates under a written charter adopted by the Board. A copy of the Compensation Committee Charter is available through the About Us/Investor Relations section of the Company’s Web site located at www.geoeye.com and is available in print to any stockholder who requests it.

Nominating and Governance Committee. The Board has established a Nominating and Governance Committee, which currently consists of Mr. Hough, who is chairman of the Nominating and Governance Committee, Lieutenant General Abrahamson and Ms. Lenczowski, all of whom are independent directors as defined by the rules of the NASDAQ Stock Market and SEC rules. The functions of the Nominating and Governance Committee include recommending candidates for annual election to the Board, to fill vacancies on the Board that may arise, and senior management succession. The Nominating and Governance Committee is not limited to any specific process in identifying candidates and will consider candidates suggested by other members of the Board, as well as candidates recommended by stockholders, provided such recommendations are submitted in writing ninety days in advance of the anniversary of the preceding year’s annual meeting of stockholders. Such recommendations should include the name and address and other pertinent information about the candidate as is required to be included in the Company’s Proxy Statement. Recommendations should be submitted to the Corporate Secretary of the Company.

As described in the Company’s Corporate Governance Guidelines, consideration is given to assuring that the Board, as a whole, considers diversity in its broadest sense, including persons diverse in geography, gender and ethnicity as well as representing diverse experiences, skills and backgrounds. We believe a diverse group can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment. The Board and Nominating and Governance Committee take into account many factors in recommending candidates for a director position. These factors include, but are not limited to, the ability to make independent analytical inquiries; general understanding of marketing, finance, accounting and other elements relevant to the success of a publicly traded company in today’s business environment; understanding of the Company’s business on a technical level; and other board service and educational and professional background. In addition, each candidate nominee must possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility. The Board and the Nominating and Governance Committee evaluate each individual candidate by considering all appropriate factors as a whole. The Company’s approach favors active deliberation rather than using rigid formulas to assign relative weights to these factors.

The Nominating and Governance Committee is also responsible for ensuring that the Company adheres to good corporate governance principles and for developing and implementing the Company’s (i) Corporate Governance Guidelines that apply to all of its directors and management and (ii) Code of Business Conduct and Ethics for all of its directors and employees. The Nominating and Governance Committee is also charged with the task of ensuring the Company’s compliance with all NASDAQ Stock Market requirements. Five meetings of the Nominating and Governance Committee were held in person or telephonically during 2011. The Nominating and Governance Committee operates under a written charter adopted by the Board. Copies of the Nominating and Corporate Governance Committee charter, the Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available through the Investor Relations section of the Company’s Web site located at www.geoeye.com and are available in print to any stockholder who requests it.

Risk Committee. The Board has established a Risk Committee, which currently consists of Ms. Lenczowski, who is chairman of the Risk Committee, and Mr. Carns, each of whom are independent directors as defined by the rules of the NASDAQ Stock Market and SEC rules. Our former director, Mr. Sprague, served as a member of the Board and the Risk Committee until his resignation effective February 2, 2012. The Risk Committee is responsible for assessing and providing oversight to management relating to the identification and evaluation of major strategic, operational, technological, information security and external risks inherent to the business of the Company and the control processes with respect to managing such risks. The Risk Committee receives regular reports from management regarding the Company’s risk management processes and assists the Board in its oversight of the Company’s risk management. Three meetings of the Risk Committee were held in person or telephonically during 2011.

Strategy Committee. The Board has established a Strategy Committee, which currently consists of Mr. Simon, who is chairman of the Strategy Committee, Messrs. Carns, Faga, Horn and Hough and Ms. Lenczowski, all of whom are independent directors as defined by the rules of the NASDAQ Stock Market and SEC rules. From May 2010 until April 2011, Mr. Faga was appointed acting chairman of the Strategy Committee while Mr. Simon was on leave from such duties. Lieutenant General Abrahamson continues to serve in an ex officio capacity. The Strategy Committee is responsible for future strategic business planning and researching future industry trends that affect the Company’s strategic goals. Four meetings of the Strategy Committee were held in person or telephonically during 2011.

2011 Director Compensation

Below is a table showing the compensation received by our non-employee directors during fiscal 2011:

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	Total ($)
James A. Abrahamson	69,250		60,000	129,250
Joseph M. Ahearn	46,250	(3)	60,000	106,250
William L. Ballhaus(4)	20,500		60,000	80,500
Michael P.C. Carns(5)	5,984		0	5,984
Martin C. Faga	58,250		60,000	118,250
Michael F. Horn, Sr.	79,500		60,000	139,500
Lawrence A. Hough	52,250		60,000	112,250
Roberta E. Lenczowski	54,000		60,000	114,000
James M. Simon, Jr.	48,500		60,000	108,500
William W. Sprague(6)	37,000		60,000	97,000
____________
(1)
For 2011, each non-employee director received an annual cash retainer of $15,000 for service on our Board of Directors. Lieutenant General Abrahamson received an additional retainer fee of $12,500 for his services as Chairman of the Board. Mr. Horn received an additional retainer fee of $22,500 for his services as Chairman of the Audit Committee in 2011. Mr. Sprague, who resigned his position effective February 2, 2012, received an additional retainer fee of $3,000 for his service as Chairman of the Compensation Committee in 2011. Mr. Simon received an additional retainer fee of $3,000 for his service as Chairman of the Strategy Committee in 2011. Mr. Faga received an additional retainer fee of $1,500 for his service as Acting Chairman of the Strategy Committee during the first two quarters of 2011. Mr. Hough received an additional retainer fee of $3,000 for his service as Chairman of the Nominating and Governance Committee in 2011. Ms. Lenczowski received an additional retainer fee of $3,000 for her service as Chairman of the Risk Committee in 2011. For 2011, each non-employee director received an in-person attendance fee of $1,500 and a telephonic attendance fee of $750 for each board meeting attended and an in-person attendance fee of $1,000 and a telephonic attendance of $500 for each committee meeting attended.

(2)
On January 1, 2011, each non-employee director currently sitting on our Board of Directors received $50,000 of deferred stock units (based on the closing price of the stock on the date of grant), which vest 50% each six months after the date of the grant, to be settled with shares of our common stock six months after such director leaves the Board. On April 1, 2011, each non-employee director currently sitting on our board of Directors received an additional $10,000 of deferred stock units (based on the closing price of the stock on the date of grant), which vest on the same dates as the awards granted on January 1, 2011, to be settled with shares of our common stock six months after such director leaves the Board. As of December 31, 2011, none of our non-employee directors held stock options or unvested stock awards.

(3)
Mr. Ahearn designated that GeoEye pay a portion of his 2011 fees directly to two designees: $7,500 was paid directly to the Don Bosco Preparatory High School and $19,000 was paid directly to Fordham University.

(4)	Mr. Ballhaus resigned from the Board in October 2011 and received a pro-rata percentage of the annual service amount.

(5)	General Carns joined the Board of Directors in October 2011 and received a pro-rata percentage of the annual service amount.

(6)           Mr. Sprague served as a member of the Board of Directors until his resignation, effective February 2, 2012.

Executive Officers

The following table lists our executive officers who are not directors as of April 30, 2012.

Name	Age	Title
Joseph F. Greeves	55	Executive Vice President and Chief Financial Officer
William Schuster	60	Chief Operating Officer
William L. Warren	46	Executive Vice President, General Counsel and Corporate Secretary
Brian E. O’Toole	48	Chief Technology Officer
Christopher R. Tully	55	Senior Vice President Sales
Jeanine Montgomery	50	Vice President, Accounting and Corporate Controller

Joseph F. Greeves (Executive Vice President and Chief Financial Officer)

Mr. Greeves joined the Company as Executive Vice President and Chief Financial Officer in June 2009. Mr. Greeves has a strong public accounting background and more than 20 years’ experience as a chief financial officer. During his career, he has served as chief financial officer for four publicly traded companies, where he focused on working with entrepreneurs and management teams to build businesses, raise capital and grow stockholder value. Prior to joining the Company, Mr. Greeves served for almost seven years as executive vice president and chief financial officer of Managed Object Solutions Inc. Before joining Managed Objects, he consulted for Lazard Technology Partners as its chief financial officer executive in residence. Prior to that, Mr. Greeves was senior vice president and chief financial officer for OPNET Technologies Inc. Prior to that, he served as the chief financial officer for Fusion Systems Corporation and Ogden Environmental and Energy Services Co., a division of Ogden Corporation.

William Schuster (Chief Operating Officer)

Mr. Schuster joined the Company as Chief Operating Officer in December 2004. Mr. Schuster has over 30 years of experience in operational management, primarily in the space applications and communications systems sectors. Prior to joining the Company, Mr. Schuster served as president of Integrated Systems for BAE Systems. Prior to BAE, Mr. Schuster served at Harris Corporation as vice president of programs within the Government Communications System Division and was vice president of the Space Applications Operation at Loral Space and Range Systems. Prior to that, Mr. Schuster worked at the Central Intelligence Agency for nearly 22 years.

William L. Warren (Executive Vice President, General Counsel and Corporate Secretary)

Mr. Warren joined the Company as Vice President, General Counsel and Corporate Secretary in January 2004 and was promoted to his current position in January 2011. Mr. Warren has more than 20 years of experience in general corporate law, securities compliance, mergers and acquisitions and intellectual property and employment law for clients in the satellite, electronics and communications industries. Prior to joining the Company, Mr. Warren practiced law in the Northern Virginia and Washington, D.C. offices of Latham & Watkins LLP, an international law firm, for several years. Prior to joining Latham & Watkins, Mr. Warren was an associate in the New York office of Baker Botts LLP. Mr. Warren is admitted to practice in Virginia, New York and the District of Columbia.

Brian E. O’Toole (Chief Technology Officer)

Mr. O’Toole joined the Company as Chief Technology Officer in August 2008 and is responsible for developing, managing and expanding the Company’s technology, products and solutions in geospatial intelligence and location-based services. From June 2005 through August 2007, Mr. O’Toole served as vice president, Product Management at Overwatch Textron Systems. From January 2000 to June 2005, he served as president and co-founder of ITspatial, which he subsequently sold to Overwatch.

Christopher R. Tully (Senior Vice President Sales)

Mr. Tully joined the Company as Senior Vice President Sales in March 2010. Prior to joining the Company, from 2008 until 2010, Mr. Tully served as executive vice president and chief sales officer for Kastle Systems LLC, where he worked with the chief executive officer to build the business, establish a national sales presence and expand into new markets. Before joining Kastle Systems, from 2004 until 2008, he was senior vice president of Sales & Customer Service at CoStar Group, Inc., an international provider of information and marketing services. Prior to that, Mr. Tully was group vice president of Sales at GTSI Corporation, where he was responsible for a 200-person sales organization serving federal, state and local government clients. Mr. Tully began his career with Xerox Corporation.

Jeanine Montgomery (Vice President, Accounting and Corporate Controller)

Ms. Montgomery joined the Company as Vice President, Accounting and Corporate Controller in September 2008 and is our principal accounting officer. Ms. Montgomery has more than 25 years of financial and accounting management experience in government contracting, digital technology and staffing services. Ms. Montgomery manages all of GeoEye’s accounting operations, regulatory reporting and SEC compliance and its tax operations. Prior to joining GeoEye, Ms. Montgomery served as assistant controller at USA Mobility from 2005 until August 2008. Ms. Montgomery is a licensed Certified Public Accountant in Virginia and is a member of the American Institute of Certified Public Accountants.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information available to the Company as of April 26, 2012, with respect to shares of its common stock and preferred stock convertible into shares of common stock held by: (i) each director of the Company; (ii) the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers of the Company for the year ended December 31, 2011; (iii) all directors and executive officers of the Company, as a group; and (iv) holders of 5% or more of our common stock.

Our non-employee directors receive a portion of their total compensation for Board service in the form of deferred stock units (“DSUs”). Under SEC rules, DSUs are not included in calculating beneficial ownership of our common stock because the holder does not have voting or investment power with respect to the DSUs or the underlying shares. Nonetheless, we consider disclosure of the DSU ownership to be relevant to investors because the payment ultimately received by the holder of the DSUs is in the form of common stock. Accordingly, the following table includes a column reflecting the number of vested DSUs owned by each non-employee director, even though the underlying shares are not included in the shares reported as beneficially owned or the related percentage ownership calculations.

As of April 9, 2012, 22,754,655 shares of our common stock were issued and outstanding.

Name and Business Address of Beneficial Owner	Number of Shares Beneficially Owned(2)		Percentage Owned(3)	Deferred Stock Units(4)
Directors and Executive Officers(1)
Matthew M. O’Connell	379,842	(5)	1.66%
Joseph F. Greeves	59,989	(6)	*
William Schuster	70,825	(7)	*
William L. Warren	76,325	(8)	*
Brian E. O’Toole	65,582	(9)	*

James A. Abrahamson	200		*	13,144
Joseph M. Ahearn	5,000		*	13,144
Michael P.C. Carns	0		*	0
Martin C. Faga	5,000		*	13,144
Michael F. Horn	12,000		*	12,019
Lawrence A. Hough	14,292		*	13,144
Roberta E. Lenczowski	300		*	7,386
James M. Simon, Jr.	7,318		*	13,144
Robert G. Warden	0		*	0

All directors and executive officers as a group (16 persons)	738,689		3.19%

5% Holders
Stephen Feinberg	7,459,726	(10)	29.32%
Fidelity Management & Research Company	3,325,070	(11)	14.61%
Guggenheim Capital	2,719,618	(12)	11.95%
Security Investors, LLC	2,719,553	(13)	11.95%
The Bank of New York Mellon Corporation	1,703,486	(14)	7.49%
____________
*	Less than 1%

(1)	Unless otherwise indicated, the address of the named beneficial owner is c/o GeoEye, Inc., Dulles Corner Office Center, 2325 Dulles Corner Boulevard, 10th Floor, Herndon, Virginia 20171.

(2)	Includes shares to which the individual has the right to acquire beneficial ownership within 60 days of April 9, 2012.

(3)	Does not include the DSUs owned by the non-employee directors, described in footnote 4 below.

(4)
In 2006, we adopted a program where each non-employee director receives an annual award of $50,000 in the form of DSUs on January 1 of each year. The number of DSUs awarded is based on the fair market value of the stock on the date of grant and vests 50% six months from the grant date and 50% twelve months from the grant date. The DSUs become payable in shares of common stock on the date that is six months following the non-employee director’s resignation, retirement from the Board or failure to be re-elected to the Board. Effective 2011, the value of the annual DSU award was increased to $60,000, resulting in a total grants for 2011 of 1,423 shares; and grants for 2012 total 2,701. Because the DSUs do not constitute actual shares of outstanding common stock, a DSU holder does not possess voting or investment authority with respect to any common stock as a result of his or her ownership of a DSU. Mr. Ballhaus, a former member of the Board of Directors , held 711 vested deferred stock units when he resigned in October 2011, which were payable in shares of common stock in April 2012.

(5)
Includes 151,725 shares issuable upon the exercise of outstanding options, which are exercisable within 60 days of April 9, 2012. Also includes 27,918 shares underlying an RSU awarded in 2010 and scheduled to vest on May 6, 2012, subject to Mr. O’Connell’s continued employment on that date.

(6)
Includes 30,526 shares issuable upon the exercise of outstanding options, which are exercisable within 60 days of April 9, 2012. Also includes 18,613 shares underlying an RSU awarded in 2010 and scheduled to vest on May 6, 2012, subject to Mr. Greeves’ continued employment on that date.

(7)
Includes 34,921 shares issuable upon the exercise of outstanding options, which are exercisable within 60 days of April 9, 2012. Also includes 18,613 shares underlying an RSU awarded in 2010 and scheduled to vest on May 6, 2012, subject to Mr. Schuster’s continued employment on that date.

(8)
Includes 50,545 shares issuable upon the exercise of outstanding options, which are exercisable within 60 days of April 9, 2012. Also includes 11,633 shares underlying an RSU awarded in 2010 and scheduled to vest on May 6, 2012, subject to Mr. Warren’s continued employment on that date.

(9)
Includes 37,764 shares issuable upon the exercise of outstanding options, which are exercisable within 60 days of April 9, 2012. Also includes 16,285 shares underlying an RSU awarded in 2010 and scheduled to vest on May 6, 2012, subject to Mr. O’Toole’s continued employment on that date.

(10)
Includes reportable securities held by Cerberus Partners II, L.P., a Delaware limited partnership, and Cerberus Series IV Holdings, LLC, a Delaware limited liability company, and/or on behalf of certain of its investment advisory clients, as reported in its Schedule 13D/A, filed with the SEC on February 16, 2012 as well as Amendments to Form 4 filed through February 21, 2012. Also includes 80,000 shares of preferred stock held by Cerberus Satellite LLC on an as-converted-basis. The principal business office address for Mr. Feinberg is 299 Park Avenue, 22nd Floor, New York, New York 10171.

(11)
Includes reportable securities held by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, as reported in its Schedule 13G/A (“SC 13G”), filed with the SEC on February 14, 2012. The principal business office address for Fidelity Management & Research Company is 82 Devonshire Street, Boston, MA 02109.

(12)
Includes reportable securities held by Guggenheim Capital, LLC, a Delaware limited liability company, and/or on behalf of certain of its investment advisory clients, as reported in its Schedule 13F-HR, filed with the SEC on February 14, 2012, for the period ending December 31, 2011. The principal business office address for Guggenheim Capital, LLC is 227 West Monroe, Suite 4900, Chicago, Illinois 60606.

(13)
Includes reportable securities held by Security Investors, LLC, a Kansas limited liability company, and/or on behalf of certain of its investment advisory clients, as reported in its Schedule 13G, filed with the SEC on January 31, 2012. Security Investors, LLC is registered with the SEC as an investment adviser under Section 203 of the Investment Advisers Act of 1940. The principal business office address for Security Investors, LLC is One Security Benefit Place, Topeka, Kansas 66636-0001.

(14)
Includes reportable securities held by The Bank of New York Mellon Corporation, a New York corporation, and its affiliates, as reported in its Schedule 13G/A, filed with the SEC on April 10, 2012. The principal business office address for The Bank of New York Mellon Corporation is One Wall Street, 31st Floor, New York, New York 10286.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Based solely upon a review of the copies of such forms furnished to the Company or written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements were timely met during 2011, except that one Form 4 was filed for Mr. Schuster on September 13, 2011 with respect to the acquisition of restricted stock units on March 9, 2011.

Certain Relationships and Related Transactions

The Company reviews all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our current written policies and procedures for review, approval or ratification of relationships or transactions with related persons are set forth in our:

·	Code of Business Conduct and Ethics;

·	Corporate Governance Guidelines;

·	Audit Committee Charter; and

·	Nominating and Governance Committee Charter.

Our Corporate Governance Guidelines provide that the Nominating and Governance Committee will review annually the relationships that each director has with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), in the course of making independence determinations under the NASDAQ standards. Directors are expected to avoid any action, position or interest that conflicts with the interests of the Company or gives the appearance of a conflict. If an actual or potential conflict of interest develops, the director should immediately report the matter to the Chairman of the Board. Any significant conflict must be resolved, or the director should resign. If a director has a personal interest in a matter before the Board, the director will disclose the interest to the Board, excuse himself or herself from discussion on the matter and not vote on the matter. The Corporate Governance Guidelines further provide that the Board is responsible for reviewing and, where appropriate, approving major changes in and determinations under the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and other Company policies. The Corporate Governance Guidelines also provide that the Board has the responsibility to ensure that the Company’s business is conducted with the highest standards of ethical conduct and in conformity with applicable laws and regulations.

EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis, or CD&A, we describe our compensation philosophy and the components of our compensation programs for the executive officers named in the Summary Compensation Table on page 31 and referred to in this proxy statement as our “named executive officers.” In addition, we review the material compensation decisions made with respect to fiscal year 2011 under those programs and the material factors considered by the Compensation Committee of our Board, or Compensation Committee, in making those decisions. Our named executive officers for 2011 were:

Matthew M. O’Connell	President, Chief Executive Officer and Director
Joseph F. Greeves	Executive Vice President, Chief Financial Officer
William Schuster	Chief Operating Officer
William L. Warren	Executive Vice President, General Counsel and Corporate Secretary
Brian E. O’Toole	Chief Technology Officer

We have organized our CD&A into seven parts:

I.	Executive Summary
II.	Consideration of 2011 Say on Pay Vote
III.	Review of Governance Policies and Recent Changes
IV.	Overview of Named Executive Officer Compensation
V.	Elements of Compensation – Annual Base Salary
VI.	Elements of Compensation – Annual Performance-Based Incentive Compensation
VII.	Elements of Compensation – Long-Term Incentive Compensation
VIII.	Other Items of Compensation

Executive Summary

Our Business

GeoEye is a leading provider of geospatial information and insight for decision makers and analysts who need a clear understanding of our changing world to protect lives, manage risk and optimize resources. Each day, organizations in defense and intelligence, public safety, critical infrastructure, energy and online media rely on our Earth imagery, geospatial expertise and enabling technology to support important missions around the globe. Widely recognized as a pioneer in high-resolution satellite imagery, we have evolved into a complete provider of geospatial intelligence solutions.

For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on March 13, 2012.

Business Highlights for 2011

In 2011, we were able to strengthen our capabilities to deliver geospatial solutions to our many customers around the world, deliver strong financial results and make significant progress on our business development strategies despite continued challenges and uncertainties in the global economy and within the federal budgeting process. Under the leadership of our executive officers, our 2011 business strategies continued to focus on successful execution of the EnhancedView program, development of new international and commercial customer relationships and positioning the Company for long-term sustained growth.

Financial highlights for 2011 included:

•	Total revenues for the twelve months ended December 31, 2011, were $356.4 million, an 8 percent increase from $330.3 million in the twelve months ended December 31, 2010.
o	Domestic revenues were $263.8 million for the fiscal year 2011, which was 74 percent of total revenues for the period.
o	International revenues were $92.6 million for the fiscal year 2011, which was 26 percent of total revenues for the period.

In addition, key financial metrics demonstrated sustained growth over the prior three-year period:

(1)
Adjusted EBITDA is a non-GAAP financial measure that represents net income before interest, net, provision for income taxes, depreciation and amortization expenses, non-cash stock-based compensation expense and other items. We believe that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of our ongoing operations. However, Adjusted EBITDA is not a recognized term of financial performance under GAAP, and our calculation of Adjusted EBITDA may not be comparable to the calculation of similarly titled measures of other companies. For a reconciliation of net income to Adjusted EBITDA, please see “Non-GAAP Financial Measures” in our Annual Report on Form 10-K filed with the SEC on March 13, 2012.

Operating highlights for 2011 included:

•	EnhancedView contract award renewal
o
The EnhancedView Service Level Agreement with the NGA was renewed on October 4, 2011. The current term of the contract runs through September 1, 2012. Eight additional option periods are still outstanding. In the fourth quarter, the Company recognized revenues of $37.2 million from our Service Level Agreement with the NGA.

•	GeoEye-2 construction
o
During 2011, the Company successfully completed all critical design review milestones related to the GeoEye-2 satellite development under the EnhancedView contract. The program remains on budget and on schedule to be certified for operations under the EnhancedView program in the third quarter of 2013. GeoEye-2 is expected to be the world’s highest resolution commercial satellite when it begins operations.

o
During the year, the Company invested $268.8 million, which included $44.6 million of capitalized interest for the continued development and construction of the GeoEye-2 satellite. To date, the Company has invested $578.7 million in the GeoEye-2 satellite program, which includes $63.0 million of capitalized interest.

•	GeoEye Analytics Integration
o
We successfully integrated SPADAC, which we acquired at the end of 2010. Now known as GeoEye Analytics, this business gives us approximately 40 new U.S. government customers outside the NGA and supports counterterrorism and law enforcement missions across the national security community. We believe that combining our Earth imagery and deep analytics expertise with enabling technology like EyeQ will produce a growing source of revenue for our commercial business.

•	New business developments
o	Multi-year, multi-million dollar Russian contract with ScanEx
In the fourth quarter, our reseller, ScanEx, signed a multi-year agreement with the Russian cadastre agency that is using our extensive image library for tracking land sales in Russia.
o	New agreement with Esri
In the fourth quarter, we began developing a new Global Crisis Response Service with Esri, a worldwide provider of Geographic Information System (GIS) software, for first responders, government agencies and commercial organizations.
o	Expanding relationship with Google
Imagery from GeoEye is now widely available on numerous Google platforms including Google Earth and Google Maps. We added a new premium service on Google Earth Builder platform in the fourth quarter.
o	New multi-million dollar contract win with GE Aviation
In early March 2012, we signed a multi-year agreement that will provide GE Aviation with access to GeoEye’s imagery for hundreds of international airports through GeoEye’s 3D Airports product family. These GeoEye aeronautical databases will be imbedded into GE Aviation’s avionics products and services. This represents a large-scale commercialization of a product originally developed for the U.S. government.

The geospatial industry is affected by many different factors that drive stockholder value and market demand for our products and services both positively and negatively. One such factor impacting the Company in 2011 was the U.S. government’s ongoing budget process and potential reductions in expenditures on commercial satellite imagery. Despite strong strategic, operational and financial performance in 2011, the continuing uncertainty of funding reductions, if any, impacts stockholder value and is carefully considered by the Company and its Board as it develops its business growth strategies as well as its compensation philosophy and practices.

Pay for Performance

Our vision for the Company is to recognize the Company’s potential by providing products and services that deliver accurate and accessible geospatial location intelligence that translate into timely, vital insights for our customers anywhere at any time, while simultaneously maximizing the value of the Company for our stockholders. Compensation for our executive officers, including our named executive officers, is designed to focus on specific annual and long-term key performance objectives that we believe will further the Company’s realization of its vision. We strive to design each executive’s total compensation package in a pay-for-performance structure. To achieve this objective, the majority of our total compensation program is awarded through a combination of an at-risk cash bonus and long-term equity compensation.

Each year, the Compensation Committee considers and evaluates key performance indicators and sets targets for achievement to measure and incentivize performance of our executive officers under our annual and long-term incentive programs. In addition, every year, in consultation with an independent compensation consultant, we compare ourselves against a compensation peer group of companies. This annual review helps our Compensation Committee ensure that the range of cash and equity-based compensation awards to our executives is reflective of how they have performed on both an absolute and relative basis when compared to other similarly situated executives within our industry. The Compensation Committee strives to set compensation for our named executive officers at the 50th percentile of compensation paid to similarly situated executives at the companies comprising our compensation peer group. The Compensation Committee, in consultation with its independent compensation consultant, selects and periodically revises our peer group to include companies in the technology, aerospace and satellite industries with significant government contracting business. The Compensation Committee believes our compensation peer group is comprised of companies against whom we compete for talent and stockholder investment and, therefore, provides more meaningful comparison for purposes of measuring stock performance and executive compensation than a peer group determined by formulaic application of industry taxonomy.

Consistent with our performance-based philosophy, the significant majority of the total compensation for our Chief Executive Officer, Mr. O’Connell, for 2011 was incentive-based, commensurate with business results and at risk unless such business results were achieved, as illustrated below:

Consideration of 2011 Say on Pay Vote

The Company provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay proposal”). At the Company’s annual meeting of shareholders held in June 2011, 84.8% of the votes cast on the say-on-pay proposal were voted in favor of the proposal.

The Compensation Committee believes this majority approval affirms our stockholders’ support of the Company’s approach to executive compensation, and did not change this approach in 2011. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

Review of Governance Policies and Recent Changes

Our Compensation Committee periodically reviews our compensation practices and policies to consider whether any “best practice” changes or updates might be made to strengthen our pay-for-performance compensation approach.

Based upon its recent review, in early 2012, the Compensation Committee recommended to our Board for approval, and our Board approved, the following changes to our compensation policies and practices:

•	The implementation of a stock ownership policy for directors and executive management,
•	An amendment to our Key Employee Change in Control Severance Plan to eliminate excise tax gross-up benefits, and
•	An amendment to our Insider Trading Policy to specifically prohibit short sales, hedging and margin transactions.

We believe these changes strengthen the link between our executives’ pay and their performance and thereby encourage the creation of stockholder value. In addition, we plan to adopt a clawback or compensation recovery policy in accordance with and following the SEC’s adoption of rules clarifying the requirements relating to such policies.

Stock Ownership Guidelines

We have adopted a stock ownership policy that contains what we believe are robust ownership requirements for non-employee members of our Board and our executive management to strengthen the alignment of their interests with the interests of our stockholders. The policy requires non-employee directors to maintain ownership levels equal to five times the value of their annual cash retainers and the Chief Executive Officer to maintain an ownership level equal to six times the value of his annual base salary. Ownership requirements for the Chief Operating Officer and Chief Financial Officer are four times base salary, and the Chief Technology Officer and General Counsel requirements are two times annual base salary. Additional executives of the Company may become subject to the policy as designated by the Board from time to time.

Covered individuals are required to hold 50% of their shares and equity awards until such time as the ownership requirements are met and further required to retain shares equal to 50% of the net after-tax profit received from stock option exercises or the vesting of restricted stock or restricted stock units for a period of one year following the date the ownership requirements are met. Once an individual satisfies the policy, the individual is deemed to continue to satisfy the policy without regard to fluctuation in the value of equity interests owned provided that the individual’s holdings do not decline below the number of shares beneficially owned at the time the stock ownership requirements were met.

Compliance with the stock ownership policy will be determined at least annually. Shares that are considered in determining compliance with the policy include: shares owned outright by an individual or the individual’s spouse or children, shares held in trust for the benefit of the individual or for the benefit of the individual’s spouse or children, shares held through a fund or other entity as to which the individual (or a family member) has a substantial pecuniary interest or over which the individual has substantial control, and shares subject to restricted stock grants, restricted stock units or deferred stock units (whether or not vested) held pursuant to any Company equity compensation plan.

Amendment to Key Employee Change in Control Severance Plan

We maintain a Key Employee Change in Control Severance Plan, or the CIC Plan, which covers executives who are selected by our Compensation Committee based upon its judgment as to which executives are critical to the operations of the Company prior to the consummation of a change in control and who may need added incentive to ensure their retention during a potential change in control. Information regarding payments under the CIC Plan for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change in Control” below.

Our Board has adopted an amendment to the CIC Plan which, pursuant to the terms of the plan, will become effective on March 8, 2013, the first anniversary of the date the Board approved the amendment. The amendment eliminates tax gross-up payments to participants in the event compensation paid out pursuant to the CIC Plan is subject to a “golden parachute” excise tax under Section 4999 of the Internal Revenue Code, leaving participants responsible for payment of all taxes related to compensation received under the CIC Plan. The Company will not provide for excise tax gross-up payments upon a change of control to any new CIC Plan participant prior to the effective date of the amendment eliminating such benefits.

Amendment to Insider Trading Policy

We maintain an insider trading policy that applies to all securities issued by the Company, including common stock, options to purchase common stock and any other type of security that the Company may issue or that relates to the Company’s securities. The policy, among other things, specifically prohibits Company employees, directors and consultants engaging in short sales of the Company’s securities, regardless of whether or not they are aware of material, nonpublic information about the Company.

Our Board has amended the policy to clarify that Company employees, directors and consultants are also prohibited from engaging in hedging transactions, including purchasing Company stock on margin or engaging in transactions in puts, calls or other derivative securities designed to hedge or offset any decrease in the market value of the Company’s equity securities.

Overview of Named Executive Officer Compensation

Our Board, with assistance from the Compensation Committee, desires to provide our named executive officers with compensation that is fair, competitive and significantly based on performance. Our executive compensation programs are designed to achieve strong Company performance by linking executive pay to performance on both short-term and long-term bases, aligning the interests of executives and stockholders and utilizing compensation as a tool for attracting and retaining the high-caliber, entrepreneurial executives that we believe are critical to the Company’s long-term success.

Generally, we compensate all our executive officers, including the named executive officers, in a similar manner. The key elements of our executive compensation programs for 2011 and our purpose in electing to pay each element are summarized in the following chart and described in detail in the CD&A and related tables below:

		Compensation Element	Purpose
Fixed Compensation	Short-term Programs	Base Salary	• Recognize performance of job responsibilities • Necessary tool to attract and retain individuals with superior talent
Variable Performance-based Compensation		Annual Incentive Compensation	• Promote the Company’s short-term performance objectives • Reward executives for the achievement of Company and individual objectives
	Long-term Programs(1)	Discretionary Stock Option Grants
•      Emphasize the Company’s long-term performance objectives
•      Encourage maximization of stockholder value
•      Retain key executives
•      Provide opportunity to participate in the ownership of the Company
•      Align interest of executives with those of stockholders

Discretionary Restricted Stock Unit Grants
______________
(1)
As discussed below under “How is long-term incentive compensation determined?”, in 2012, the Compensation Committee determined to replace a portion of the long-term equity awards with grants of cash-settled performance awards.

What are the principles and objectives of the named executive officers’ compensation?

Our vision for the Company is to recognize the Company’s potential by providing products and services that deliver accurate and accessible geospatial location intelligence and translate into timely, vital insights for our customers anywhere at any time, while simultaneously maximizing the value of the Company for our stockholders. Compensation for our executive officers, including our named executive officers, is designed to focus on specific annual and long-term objectives that we believe will further the Company’s realization of its vision. The following descriptions explain the key objectives of our executive compensation programs:

•
Achieve strong performance. We seek to achieve strong short-term and long-term business performance to maximize the value of the Company, which includes pursuing strategic initiatives to position the Company for long-term growth, expanding our earth-imagery constellation, diversifying our revenue stream and adding complimentary expertise and technology to deliver complete geospatial solutions,. To this end, a substantial portion of our executives’ overall compensation is performance-based.

•
Align executives’ and stockholders’ interests. We seek to align the interests of executives with those of our stockholders by providing our executives with the opportunity to participate in the ownership of the Company through compensatory grants of long-term equity awards. These grants reward executives for long-term growth in the value of our stock and, at the same time, result in a meaningful decrease in our executives’ compensation and personal holdings in the event our stock price declines.

•
Encourage achievement of key short-term performance objectives. We seek to encourage our executives to work toward achievement of the Company’s short-term performance objectives by compensating executives with performance-based awards that depend upon the achievement of the executive’s individual performance goals, the Company’s achievement of Company-wide performance measures and an executive’s contributions to the Company’s overall performance.

•
Attract and retain a talented executive team. We believe a talented executive team is critical to the Company’s long-term success. Our executive compensation programs are structured to enable us to compete for top-tier executive talent and to retain executives for a significant period of time after we hire them. Under our CIC Plan, the named executive officers are subject to non-competition and non-solicitation covenants for a period of one or, in the case of our Chief Executive Officer, two years following termination of employment.

What are the key elements of the Company’s compensation programs for the named executive officers, and how do those elements reflect the principles and objectives described above?

The principle elements of the named executive officers’ compensation are annual base salary, annual performance-based incentive compensation and long-term incentive compensation. In addition, we provide our executives with limited perquisites, a savings plan and other personal benefits that we believe are reasonable, consistent with our overall compensation program and assist in attracting and retaining superior employees for key positions.

Performance-based and long-term incentive compensation may be in the form of cash or equity-based awards. Historically, annual performance-based incentive compensation has been paid in cash, and long-term incentive compensation has been paid in the form of equity-based awards. The Compensation Committee continued this structure in 2011. However, as discussed under “How is long-term incentive compensation determined?” below, in 2012, the Compensation Committee determined to award long-term incentive awards in the form of equity-based awards and in the form of cash-settled performance awards.

Our equity-based awards are granted pursuant to our 2006 Omnibus Stock and Performance Incentive Plan, or the 2006 plan, which was approved by our stockholders at the 2006 annual meeting of stockholders and our 2010 Omnibus Incentive Plan, or the 2010 plan, which was approved by our stockholders at the 2010 annual meeting of stockholders. These equity plans provide our Board, or the Compensation Committee acting on behalf of the Board, with the flexibility to design cash and equity-based incentive compensation programs to promote high performance and achievement of corporate goals by key employees while encouraging the growth of stockholder value and allowing key employees to participate in our long-term growth and market value and to share in our profitability. The equity plans also provide the underlying shares of common stock upon which awards are made.

Additional discussion of the elements of our compensation programs and the role each element plays in effecting our compensation principles and objectives follows below.

How is compensation for the named executive officers set?

The primary responsibility for implementing and monitoring our compensation philosophy is held by the Compensation Committee. The Compensation Committee has been empowered to evaluate base compensation levels to ensure that we maintain our ability to attract and retain superior employees. The Compensation Committee also works to ensure that we remain at competitive levels relative to our peer companies, as discussed below, while not paying excessive compensation. At the beginning of each fiscal year, the Compensation Committee establishes annual and long-term incentive compensation for the named executive officers in relation to that fiscal year based on corporate performance metrics and individual performance expectations. Based on the principles and objectives of the Company’s compensation for named executive officers discussed above, the Compensation Committee structures the annual and long-term incentive-based cash and non-cash elements of our executive compensation programs to motivate executives to achieve established business goals and reward the executives for achieving such goals.

Our Chief Executive Officer provides input to the Compensation Committee with respect to the metrics and performance expectations for the named executive officers other than himself. The metrics and performance expectations adopted by the Compensation Committee are based upon achievement of both short-term and long-term goals, all of which are designed to achieve the long-term goal of increasing stockholder value.

Does the Company utilize compensation consultants or market survey data in determining compensation for named executive officers?

Yes. In making compensation decisions, the Compensation Committee reviews total compensation against a peer group of publicly traded technology and government contracting companies, which we refer to in this CD&A as the “Compensation Peer Group.” In 2011, the Compensation Committee engaged Frederic W. Cook & Co., Inc., or Cook, an independent executive compensation consulting firm, which provided input on our compensation programs, including those for our Chief Executive Officer and our other named executive officers. Cook provided the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for all of our named executive officers and for other officers and key employees. The Compensation Committee, in consultation with Cook and executive management, periodically reviews and updates the Compensation Peer Group to ensure the group reflects companies against which the Compensation Committee believes we compete for talent and for stockholder investment. The Compensation Committee last revised the Compensation Peer Group in 2010 to include companies in the technology, aerospace and satellite industries with significant government contracting business, and price-to-earnings ratios and market capitalizations that more accurately reflect our peers for purposes of measuring stock performance and executive compensation. During 2011, Cook did not perform services for the Company other than executive compensation consulting services. The companies currently comprising the Compensation Peer Group are:

AeroVironment, Inc. CoStar Group, Inc. Cubic Corporation DigitalGlobe, Inc.	Neustar, Inc. Trimble Navigation Limited Tyler Technologies, Inc. ViaSat, Inc.

The Compensation Committee generally strives to set compensation for our named executive officers at the 50th percentile of compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group. However, variations to this objective may occur as dictated by the experience level of the individual and market factors, including length of tenure and the current degree of competition existing in the market for suitable candidates.

How is the performance of the named executive officers evaluated, and what role do the named executive officers have in the process?

The Compensation Committee annually reviews the performance of our Chief Executive Officer, and our Chief Executive Officer annually reviews the performance of each of our other named executive officers. The Compensation Committee evaluates the Chief Executive Officer based upon the Company’s overall performance and any individual goals for the current year that may have been set for the Chief Executive Officer by the Compensation Committee in his prior year’s annual performance review.

The Chief Executive Officer evaluates our other named executive officers based upon their contributions to overall Company performance, performance of the named executive officer’s department and performance of the named executive officer against personal goals set for the current year established in the named executive officer’s prior year’s annual performance review. The Chief Executive Officer performs an interim evaluation of our other named executive officers at mid-year and a full evaluation at year-end. He presents his conclusions and preliminary recommendations based on these reviews, including salary adjustments and annual equity and non-equity award amounts, to the Compensation Committee for its review and approval. Under its delegation from the Board, the Compensation Committee exercises ultimate discretion and decision-making authority with respect to awards to each of our named executive officers.

Elements of Compensation – Annual Base Salary

How are base salaries generally determined?

We provide our named executive officers and other employees with a base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are established for each executive based upon position, level of experience and responsibility as compared to relevant market data.

During its review of base salaries for named executive officers, the Compensation Committee primarily considers:

•	market data provided by our independent compensation consultant and other sources;

•	internal review of the named executive officer’s compensation, both individually and relative to other executive officers; and

•	performance of the named executive officer against goals set for the named executive officer, his or her department and the Company as a whole.

Salary levels of our named executive officers are typically considered annually and approved in March as part of our performance review process and periodically upon a promotion or other change in job responsibility. Adjustments to annual salaries of the executive officers are based on the assessment of each individual’s performance, changes to the individual’s responsibility and authority, peer group data and recommendations to the Compensation Committee from our Chief Executive Officer for each of the named executive officers (other than the Chief Executive Officer whose performance is reviewed by the Compensation Committee).

In 2011, salary adjustments for our named executive officers were affected not only by individual performance and the impact of such individual performance on the Company’s overall performance, but also by an adjustment toward the median salary level of similarly situated executives of the companies in the Compensation Peer Group. In addition, the Compensation Committee specifically considered the compensation package of DigitalGlobe, Inc.’s new chief executive officer when determining our Chief Executive Officer’s salary adjustment in 2011. The Compensation Committee determined that due to our Chief Executive Officer’s sustained high level of performance, demonstrated success in meeting or exceeding key business and financial objectives, and his highly developed skills, experience and abilities critical to the success of the business, a comparable level of compensation was appropriate.

The base salaries for each of our named executive officers as of the end of 2010 and 2011 are set forth in the following table:

Name	2010 Annual Base Salary	2011 Annual Base Salary	2012 Annual Base Salary

Matthew M. O’Connell	$495,000	$550,000	No change
Joseph F. Greeves	$314,000	$323,106	No change
William Schuster	$314,000	$323,483	No change
William L. Warren	$272,000	$297,840	No change
Brian E. O’Toole	$250,000	$257,800	$282,800

Despite continued strong Company and individual performance throughout 2011, and as shown above, the Chief Executive Officer, in consideration of the challenges and uncertainties in the global economy and with the federal budgeting process, determined not to recommend any increase in base salaries in 2012 for the named executive officers, with the exception of Mr. O’Toole, who received a salary adjustment in recognition of his substantial contributions to the EnhancedView program and his low base salary as compared to the market.

Elements of Compensation – Annual Performance-Based Incentive Compensation

How is annual performance-based incentive compensation determined?

Annual performance-based incentive compensation is designed to motivate our executives, including the named executive officers, and to reward them for achievement of certain of the Company’s short-term financial and operational performance objectives, which the Company believes are critical to our long-term success. Each year, in connection with our Board’s consideration of management’s proposed business plan for the following year, the Compensation Committee considers whether to establish an “annual incentive plan” for the succeeding year. For each year that the Compensation Committee establishes an annual incentive plan, the Compensation Committee also approves the performance metrics that apply to that year. The annual incentive plan is a cash-based incentive program that provides an annual award for executives, including all of the named executive officers, and it is generally designed so that the awards granted under the plan qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. If established for a given year, the annual incentive plan provides guidelines for the calculation of annual cash incentive compensation, subject to the Compensation Committee’s oversight and modification, and it includes various target award opportunities, described as percentages of base salary, based upon a participant’s accountability for and impact on our operations.

Each year, the Compensation Committee determines the threshold, target and maximum performance goals for each performance metric of the annual incentive plan. The performance metrics and target ranges of the annual incentive plan are generally established based upon the objectives set forth in the business plan for the applicable fiscal year as the Compensation Committee believes that the business plan reflects the strong performance needed to enhance stockholder value. In addition, the Compensation Committee may consider specific circumstances the Company is expected to confront during the coming year. Generally, the Compensation Committee intends to set the performance goals at levels such that the relative difficulty of achieving goal-level performance is consistent from year to year. Payment of awards under the annual incentive plan is then based upon the level of achievement of the performance goals, as determined by the Compensation Committee. Performance goals are subject to threshold and ceiling amounts of 75% and 125%, respectively, of each target performance goal.

The 2011 fiscal year is the sixth year for which the current Annual Performance Award Policy methodology, as discussed below, has been used.

Our annual incentive plans have historically provided our named executive officers the ability to receive varying levels of their target award amounts based upon actual performance for the applicable year as follows:

Percentage of Target Award Payable	Level of Performance Achievement
0%	Less than 75% threshold
25.00% – 99.99%	75% threshold to target
100.00%	Target
100.01% – 199.99%	Target to 125% ceiling
200.00%	125% ceiling and above

Upon completion of our fiscal year, the Compensation Committee determines the percentage amount that reflects the level of performance achievement against the established performance goals. The Compensation Committee may also determine whether an individual’s performance merits adjustment of an award, considering factors such as the individual’s role in the Company, his or her level of responsibility, achievement of personal performance goals, growth in sales, revenue or new business for which such executive is responsible and overall performance impact on financial results.

What was the named executive officers’ performance-based incentive compensation for 2011?

For 2011, the Compensation Committee established the 2011 Annual Performance Award Policy, or 2011 policy, and based annual incentives for the named executive officers upon the business plan for 2011 that was presented by management to our Board in December 2010 and February 2011. The 2011 policy performance metrics were financial objectives relating to total revenues and Adjusted EBITDA, with each component accounting for 50% of the total 2011 policy awards. Adjusted EBITDA is a non-GAAP financial measure that represents earnings before interest, taxes, depreciation and amortization, adjusted to exclude the effects of certain non-recurring items of income or loss such as acquisition costs and gains from investment.

The level of achievement of the 2011 performance objectives is set forth in the following table (dollars in millions):

	2011 Target	2011 Actual
Total Revenues	$382.5	$356.4
Adjusted EBITDA	$190.2	$183.0

Based on the foregoing levels of achievement, our named executive officers were entitled to receive unadjusted performance awards equal to 89.4% of a target percentage of their respective base salaries for 2011 as follows:

Name	Target Percentage of Base Salary

Matthew M. O’Connell	85%
Joseph F. Greeves	50%
William Schuster	50%
William L. Warren	50%
Brian E. O’Toole	45%

 The primary factors affecting our performance in 2011 included: (i) the Company’s satisfying the challenging performance demands of our EnhancedView contract with the NGA; (ii) the ongoing development of our GeoEye-2 satellite which remains on time and on budget; (iii) successful completion of the Critical Design Review (CDR) for the ground segment of the EnhancedView program; and (iv) increased imagery deliveries to commercial customers and international resellers. The actual awards earned by each of our named executive officers for 2011 are set forth below in our Summary Compensation Table for 2011, under the heading “Non-Equity Incentive Plan Compensation.”

Elements of Compensation – Long-Term Incentive Compensation

How is long-term incentive compensation determined?

We have historically paid long-term incentive compensation to our executive officers, including our named executive officers, through the use of stock options and restricted stock units, or RSUs, provided for under our equity incentive plan. The Compensation Committee makes all determinations regarding the grant of equity awards to executives under our equity incentive plan. Options to purchase our common stock generally have an eight-year term and vest, if at all, in four equal annual installments beginning on the first anniversary of the date of grant, subject to the executive’s continued employment with us on each applicable vesting date. Vesting rights cease upon termination of employment except as described below and in the case of death (subject to a one-year limitation), disability or retirement.

When determining the size of a named executive officer’s long-term incentive award, the Compensation Committee considers several factors, including our stock price, the named executive officer’s tenure, prior award history, role within the Company, level of responsibility, experience and/or performance, the compensation practices of industry peers and, for named executives other than the Chief Executive Officer, the recommendations of the Chief Executive Officer. In general, the Chief Executive Officer receives a greater portion of his total compensation in the form of long-term incentive grants than the Company’s other named executive officers.

RSUs are granted in relation to two or three-year performance cycles and vest, if at all, on the second or third anniversary of the award date, subject to the executive’s continued employment with us on the vesting date and the achievement of company performance goals established at the time of the grant. The portion of an award that vests is determined by multiplying the target number of RSUs granted by the “applicable vesting percentage.” The applicable vesting percentage may range from 20% to 200%, as determined by the level of performance actually achieved. Performance goals are subject to threshold and ceiling amounts of 60% and 150%, respectively, of the target performance goal. Once threshold performance has been achieved, the applicable vesting percentage increases by 2% for each 1% increase in actual performance above the threshold up to a maximum applicable vesting percentage of 200%. If threshold performance is not achieved, the applicable vesting percentage is 0%, and none of the restricted stock units vest. In no event may the applicable vesting percentage exceed 200%.

For 2011, the Compensation Committee determined to target 50% of the total value of all equity incentive awards to our named executive officers to be comprised of stock options with the remaining 50% to be comprised of RSUs. The actual equity-based awards granted to our named executive officers in 2011 are set forth in the Grants of Plan-Based Awards for 2011 table below.

In early 2012, the Compensation Committee reviewed the structure of the Company’s long-term incentive compensation program for executive officers and determined it was appropriate to grant a portion of the executive officers’ long-term incentive compensation in the form of cash-settled performance awards, or Performance Cash, in lieu of a portion of the historically granted equity awards. This change was intended to address concerns regarding the burn rate or how quickly the Company is granting equity under the 2010 plan that resulted when we expanded our equity award program to include a broader group of employees. While we believe granting equity to a larger group of employees allows the Company to attract and retain a diverse entrepreneurial workforce that reflects our growth as a complete geospatial information and solutions provider, we are also mindful of the interests or our stockholders and the value of their investment. We believe adding the Performance Cash awards as a component of long-term incentive compensation will help to balance these interests.

The Performance Cash awards are granted with a target award value determined by the Compensation Committee and represent the right to receive a cash payment between 20% and 200% of the target value, based upon the achievement, over a two-year performance period, of Company performance goals established at the time of the grant. We believe we have sufficient resources from operating activities to meet this cash requirement through the measurement period of these Performance Cash awards.

The Compensation Committee approved stock option awards and RSU awards to our executive officers in 2012 on substantially similar terms as the awards granted in 2011; however, the value of the equity compensation awards was reduced by the amount of the Performance Cash award for each executive officer. The Compensation Committee believes that the addition of cash-settled awards conforms to the Company’s pay-for-performance compensation philosophy, maintains overall compensation opportunity for our executive officers at competitive levels, alleviates burn rate concerns and continues to encourage our executive officers to create value for our stockholders.

What performance criteria are used for restricted stock unit awards?

In 2009, we granted RSUs to our named executive officers which were eligible to vest as described above on the third anniversary of the grant date based upon the company’s performance over a 2009-2011 performance period and the named executive’s officer’s continued employment with us through the vesting date. The performance criterion for RSUs granted in 2009 was based upon a total three-year return on equity/debt formula. “Return on equity/debt” is the financial quotient obtained by dividing (i) our total net cash provided by operations, excluding certain items, for the three years through the applicable vesting date by (ii) total stockholders’ equity and total long-term debt for the three years prior to vesting. The three year performance period for the 2009 grants closed in 2011, and in March 2012, the Compensation Committee determined that the applicable vesting percentage for these awards was 180.85%.

The calculation for the return on equity/debt for the 2009-2011 performance period is set forth in the table below (dollars in millions):

	Total Net Cash from Operations for 3 Year Vesting Period	Total Stockholders’ Equity and Long-Term Debt for 3 Year Vesting Period	Actual Weighted Average Return on Equity/Debt	Target Weighted Average Return on Equity/Debt	Payout
2009 LTIP Award	$420.9	$2,360.0	17.83%	12.70%	180.85%

In 2010, the Compensation Committee evaluated possible Company performance metrics to be used in connection with the 2010 restricted stock awards and determined that an “Adjusted EBITDA per fully diluted share” metric measured over a two-year period was an appropriate measurement of performance. “Adjusted EBITDA per fully diluted share” means the financial quotient obtained by dividing (i) the Company’s consolidated Adjusted EBITDA by (ii) the fully diluted shares outstanding as reported in our Form 10-K. “Adjusted EBITDA” for this purpose is the same Adjusted EBITDA measure described above in “What was the named executive officers’ performance-based incentive compensation for 2011?” We granted RSUs with this “Adjusted EBITDA per fully diluted share” performance criteria to our named executive officers, which were eligible to vest, as described above, on the second anniversary of the grant date based upon the Company’s performance over a 2010-2011 performance period and the named executive officers' continued employment with us through the vesting date. The executives are required to hold any stock they receive in connection with the vesting of their 2010 restricted stock unit award for a period of three years following the vesting date of the award.

The two year performance period for the 2010 grants closed in 2011, and in March 2012, the Compensation Committee determined that the applicable vesting percentage for these awards was 125.61%. The calculation for the Adjusted EBITDA per fully diluted share metric for the 2010-2011 performance period awards that will vest on May 6, 2012 is set forth in the table below (dollars in millions, except per share data):

	Company’s Consolidated Adjusted EBITDA	Fully Diluted Shares Outstanding (1)	Actual Adjusted EBITDA per fully diluted share per year	Actual Adjusted EBITDA per fully diluted share for 2 year vesting period	Target Adjusted EBITDA per fully diluted share for 2 year vesting period	Payout
2010 Results	$176.9	22,994,000	$7.69
2011 Results	$183.0	25,476,000	$7.18

2010 LTIP Award				$14.88	$13.19	125.61%

(1)
Fully diluted shares outstanding includes an adjustment for the conversion of preferred stock issued in 2010, irrespective of the anti-dilutive impact considered for the diluted EPS calculation reported in our Form 10-K.

Awards of RSUs were made in 2011 to our executive officers, including the named executive officers, for the 2011-2012 performance period with substantially similar terms and conditions as those made in 2010. Additional information regarding the RSUs we granted to the named executive officers in 2011 is set forth in the Grants of Plan-Based Awards for 2011 table below. The Compensation Committee considers the performance targets for the 2011 awards difficult to achieve because the named executive officers are required to lead the Company in producing strong financial results during a challenging and uncertain period.

In addition, in 2011 one of our named executive officers, Mr. Schuster, received a portion of his 2011 long-term incentive compensation in the form of RSUs that are subject to performance metrics that measure performance under the EnhancedView program. Specifically, Mr. Schuster received two RSU awards with vesting dependent upon the successful achievement of a designated post-launch milestone under the EnhancedView contract that signifies GeoEye-2 satellite operations can begin with the NGA. Mr. Schuster received two additional RSU awards with vesting tied to the achievement of the same milestone followed by one year of full operational performance of the GeoEye-2 satellite. The Compensation Committee believes that aligning Mr. Schuster’s increased long-term incentive compensation with the performance of the Company’s most significant contract is consistent with its philosophy of aligning the Company’s long-term performance objectives and maximizing stockholder value with executive’s long-term incentive compensation.

Other Items of Compensation

Do the named executive officers participate in any retirement and deferred compensation plans?

Yes. The Company maintains a tax-qualified retirement savings plan pursuant to which all employees, including the named executive officers, are able to contribute on a before-tax basis up to the limit prescribed by the Internal Revenue Service. We match 100% of the first 4% of pay that is contributed to the savings plan, subject to Internal Revenue Service limits on qualified plans. The Company does not maintain any non-qualified deferred compensation plans in which named executive officers participate.

Does the Company provide any perquisites to the named executive officers?

Yes. We provide the Chief Executive Officer with reimbursement for the lease of an automobile and for commuting to the Company’s offices in Virginia from his residence in New York. We also provide executive health physicals for each of our named executive officers. Each of the named executive officers also receives life insurance benefits paid for by the Company in excess of the group life coverage provided to all employees.

The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. We believe the perquisites and other personal benefits that we provide to our named executive officers are reasonable, consistent with our overall compensation program and are a cost-effective tool in attracting and retaining superior employees for key positions due to their relatively low cost and perceived high value. The company does not provide any tax gross-up payments for perquisites or other personal benefits provided to the named executive officers.

Does the Company have any change-in-control agreements with named executive officers?

Yes. On April 12, 2007, we adopted a Key Employee Change In Control Severance Plan, or the CIC Plan, covering the named executive officers. The CIC Plan is designed to promote stability and continuity of senior management and to encourage their continued attention and dedication when considering strategic alternatives. The Compensation Committee determines which executives are covered by the CIC Plan based upon its judgment as to which executives are critical to the operations of the Company prior to the consummation of a change in control and who may need added incentive to ensure their retention during a potential change in control. Information regarding payments under the CIC Plan for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change in Control” below.

Compensation Committee Report

The Compensation Committee consists of the following three non-employee directors: Messrs. Faga (Chairman), Ahearn and Simon, each of whom our Board has determined is independent under the applicable rules of the NASDAQ Stock Market. The Compensation Committee has duties and powers as described in its written charter adopted by our Board. A copy of the charter can be found on the Company’s Web site at http://www.geoeye.com.

The Compensation Committee has reviewed and discussed the disclosures contained in the CD&A with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement for filing with the U.S. Securities and Exchange Commission.

The Compensation Committee:

Martin C. Faga, Chairman
Joseph M. Ahearn
James M. Simon, Jr.

Pursuant to the rules of the SEC, the foregoing Compensation Committee Report is not deemed “soliciting material,” is not “filed” with the Commission and is not incorporated by reference with the Company’s Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in such report.

COMPENSATION TABLES

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2011.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Matthew M. O’Connell	2011	535,192	-	775,118	895,947	417,945	68,749	2,692,951
President, Chief Executive	2010	474,808	140,000	723,303	448,597	441,788	70,026	2,298,522
Officer and Director	2009	435,485	200,000	270,106	256,207	431,965	50,440	1,644,203

Joseph F. Greeves	2011	320,654	-	231,776	267,931	144,428	14,323	979,112
Executive Vice President,	2010	300,808	70,000	415,394	299,073	186,830	13,727	1,285,831
Chief Financial Officer	2009	137,596	75,000	225,105	505,159	127,200	1,631	1,071,691

William Schuster	2011	320,930	-	661,360	126,320	101,218	17,322	1,227,150
Chief Operating Officer	2010	306,311	60,000	430,541	299,073	186,830	13,789	1,296,544
	2009	282,858	75,000	113,824	107,951	164,440	10,989	755,062

William L. Warren	2011	290,883	-	213,686	246,977	153,105	16,042	920,693
Executive Vice President, General	2010	263,399	90,000	286,024	186,911	161,840	15,179	1,003,353
Counsel & Corporate Secretary	2009	248,900	75,000	88,232	83,675	141,351	9,575	646,733

Brian E. O’Toole	2011	255,700	-	146,285	169,085	129,641	7,598	708,309
Chief Technology Officer	2010	243,269	90,000	383,681	261,686	150,609	4,901	1,134,146
	2009	233,294	75,000	79,931	75,821	100,787	8,308	573,141
____________
(1)	Annual salary adjustments are effective in March each year.

(2)
In 2010 and 2009, the Company awarded discretionary bonus payments to all of its current named executive officers in recognition of extraordinary individual performance related to financing and operational activities.

(3)
The amounts in this column represent the grant date fair value based on the probable outcome of the performance conditions determined in accordance with FASB ASC Topic 718. The amounts in this column do not reflect the actual value of the award to the executive, which depends on the achievement of specified performance objectives over the performance period. For 2010, amounts that were previously disclosed have been adjusted to include the values of forfeited awards that were excluded therefrom. Corresponding adjustments have been made to total compensation for such year. On March 8, 2011, pursuant to its Long Term Incentive Plan (“LTIP”), the Company granted RSUs to the named executive officers for the 2011-2012 performance cycle, which will vest on March 8, 2013, only if the Company achieves certain identified targets, as further described under “What performance criteria are used for restricted stock unit awards?” in our CD&A. The grant dates for the LTIP RSUs awarded to Mr. Schuster on the same terms were on July 27 and September 9, 2011. If performance is achieved, the RSUs will vest and be converted into shares of our common stock, subject to the named executive officer remaining employed by us through the vesting date. The maximum potential value of these RSUs on the date they were granted (assuming the highest level of performance achievement) was $1,550,237, $463,551, $209,035, $427,372 and $292,569 to each of Messrs. O’Connell, Greeves, Schuster, Warren and O’Toole, respectively. In addition, on September 9, 2011, the Company granted RSUs to Mr. Schuster that will vest, if at all, based on the achievement of certain performance criteria related to the Company's EnhancedView contract, as approved by the Compensation Committee. The maximum potential value of these RSUs on the date they were granted (assuming the highest level of performance achievement) was $723,894.

(4)
On March 8, 2011, the Company granted options to purchase Common Stock under the LTIP to the named executive officers. An additional LTIP option grant was made to Mr. Schuster on September 9, 2011, on the same terms. The amounts in this column represents the aggregate grant date fair value determined in accordance with FASB ASC Topic 718 of stock options granted during the applicable fiscal year to each of the named executive officers. The assumptions used in determining the fair value of the options are set forth in Note 19, “Stock Incentive Plans — Valuation Assumptions,” to our Consolidated Financial Statements found in our Annual Report on Form 10-K for the year ended December 31, 2011. The LTIP options vest 25% each year, beginning with March 8, 2012 and expire on March 8, 2019.

(5)
The Company awarded annual cash incentive-based compensation to the named executive officers based upon achievement of performance objectives relating to earnings and revenues for 2011. See “What was the named executive officers’ performance-based incentive compensation for 2011?” in our CD&A for additional information related to these awards.

(6)	Includes perquisites, insurance premiums and other compensation itemized on the “2011 All Other Compensation” table.

2011 All Other Compensation

Name	Year	Perquisites and Other Personal Benefits ($)		Insurance Premiums ($)(1)	Company Contributions to Retirement and 401(k) Plans ($)(2)	Total ($)
Matthew M. O’Connell	2011	$54,160		$4,789	$9,800	$68,749
President, Chief Executive Officer and Director		(3)

Joseph F. Greeves	2011	2,069	(4)	3,404	8,850	14,323
Executive Vice President, Chief Financial Officer

William Schuster	2011	3,796	(4)	3,726	9,800	17,322
Chief Operating Officer

William L. Warren	2011	3,950	(4)	2,292	9,800	16,042
Executive Vice President, General Counsel and Corporate Secretary

Brian E. O’Toole	2011	—		939	6,659	7,598
Chief Technology Officer
____________
(1)	Consists of life insurance premiums paid for 2011 under separate executive term life insurance and executive long-term disability policies for each of the named executive officers.

(2)	Totals consist of Company matches to named executive officer contributions to 401(k) plan. The Company has no other retirement plan in place.

(3)
Consists of $18,000 car allowance, $32,593 commuting costs from his New York, New York residence to the Company’s Herndon, Virginia office, and $3,567 paid for executive health physical exam during 2011.

(4)	Consists of costs paid for executive health physical exams during 2011.

2011 Grants of Plan-Based Awards

The following table shows information concerning plan-based awards in fiscal 2011 to the named executive officers:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of	All Other Option Awards: Number of	Exercise or Base	Grant Date Fair Value of Stock
Name	Grant Date	Compensation Committee Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock or Units (#)	Securities Underlying Options (#)(3)	Price of Option Awards ($/Sh)	and Option Awards ($)
Matthew M. O’Connell	N/A	N/A	116,875	467,500	935,000
President, Chief	3/8/2011	3/8/2011				3,754	18,768	37,536				775,118	(4)
Executive Officer	3/8/2011	3/8/2011								45,665	41.30	895,947	(5)
and Director

Joseph F. Greeves	N/A	N/A	40,388	161,553	323,106
Executive Vice	3/8/2011	3/8/2011				1,122	5,612	11,224				231,776	(4)
President and Chief	3/8/2011	3/8/2011								13,656	41.30	267,931	(5)
Financial Officer

William Schuster	N/A	N/A	40,435	161,741	323,482
Chief Operating	3/8/2011	3/8/2011								4,164	41.30	81,698	(5)
Officer	7/27/2011	3/8/2011				342	1,711	3,422				68,372	(4)
	9/9/2011	9/9/2011				220	1,098	2,196				36,146	(4)
	9/9/2011	9/9/2011				513	2,566	3,336				84,473	(6)
	9/9/2011	9/9/2011				840	4,200	5,460				138,264	(6)
	9/9/2011	9/9/2011				770	3,850	5,005				126,742	(7)
	9/9/2011	9/9/2011				1,260	6,299	8,189				207,363	(7)
	9/9/2011	9/9/2011								2,672	32.92	44,622	(5)

William L. Warren	N/A	N/A	37,230	148,920	297,840
Executive Vice	3/8/2011	3/8/2011
President, General	3/8/2011	3/8/2011				1,035	5,174	10,348				213,686	(4)
Counsel and										12,588	41.30	246,977	(5)
Corporate Secretary

Brian E. O’Toole	N/A	N/A	29,003	116,010	232,020
Chief Technology	3/8/2011	3/8/2011				708	3,542	7,084				146,285	(4)
Officer	3/8/2011	3/8/2011								8,618	41.30	169,085	(5)

____________

(1)
For Non-Equity Incentive Plan Awards, these columns show the range of potential cash payouts that each named executive officer was entitled to earn for calendar year 2011 pursuant to annual non-equity incentive awards made under the Annual Incentive Plan as described under “What was the named executive officers’ performance-based incentive compensation for 2011?” in our CD&A. The threshold amount is based on 25% of the named executive officer’s target bonus amount, and the maximum payout is 200% of the named executive officer’s target bonus amount.

(2)
These amounts relate to grants in the form of RSUs issued under our LTIP. “Target” is the number of RSUs awarded during 2011. “Threshold” represents the lowest possible payout if there is a payout, and “Maximum” reflects the highest possible payout. The RSUs were designed with a performance cycle from 2011 through 2012. The RSUs granted will vest entirely and convert into shares of stock if (i) the Company achieves its target and (ii) the named executive officer remains employed by the Company through March 8, 2013. See “What performance criteria are used for restricted stock unit awards?” in our CD&A for additional information.

(3)
All option grants made in 2011 were in the form of LTIP grants awarded on March 8, 2011 and the LTIP option grant to Mr. Schuster on September 9, 2011. The LTIP options have an eight-year term. All LTIP option grants vest 25% each year beginning March 8, 2012.

(4)
On March 8, 2011, pursuant to the LTIP, the Company granted RSUs to the named executive officers for the 2011-2012 performance cycle. On September 9, 2011, Mr. Schuster was granted 1,098 additional RSUs which, along with the other RSUs awarded on March 8, 2011, will vest on March 8, 2013, only if the Company achieves certain identified targets, as further described under “What performance criteria are used for restricted stock unit awards?” in our CD&A. If performance is achieved, the RSUs will vest and be converted into shares of our common stock, subject to the named executive officer remaining employed by us through the vesting date. The amounts in this column represent the grant date fair value based on the probable outcome of the performance conditions determined in accordance with FASB ASC Topic 718. The amounts in this column do not reflect the actual value of the award to the executive, which depends on the achievement of specified performance objectives over the performance period.

(5)
The amount represents the grant date fair value determined in accordance with FASB ASC Topic 718 of stock options granted during the applicable fiscal year to each of the named executive officers. Grant Date fair value assumptions are consistent with those disclosed in Note 19, “Stock Incentive Plans — Valuation Assumptions” to our Consolidated Financial Statements found in our 2011 Annual Report on Form 10-K. Valuation for option grants, pursuant to FASB ASC 718 is based on the Black-Scholes model. All calculations are rounded to the nearest dollar.

(6)
Mr. Schuster was granted an aggregate of 6,766 restricted stock units, which will vest, if at all, based on the achievement of certain performance criteria related to the Company's EnhancedView contract, as approved by the Compensation Committee. If the performance criteria are met, one hundred percent (100%) of the restricted stock units will vest on September 1, 2013. If the performance criteria are exceeded, then the restricted stock units will vest up to an additional thirty percent (30%) of the original award amount, which vesting shall occur no earlier than June 1, 2013.

(7)
Mr. Schuster was granted an aggregate of 10,149 restricted stock units, which will vest, if at all, based on the achievement of certain performance criteria related to the Company's EnhancedView contract, as approved by the Compensation Committee. If the performance criteria is met, one hundred percent (100%) of the restricted stock units will vest on September 1, 2014. If the performance criteria is exceeded, then the restricted stock units will vest up to an additional thirty percent (30%) of the original award amount, which vesting shall occur no earlier than June 1, 2014.

2011 Outstanding Equity Awards at Fiscal Year-End

The following table shows information concerning the equity awards held by the named executive officers that were outstanding as of the end of the 2011 fiscal year.

	Option Awards						Stock Awards
Name	Option Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Stock/RSU Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Matthew M. O’Connell	9/24/2004	45,307	—		6.50	9/23/2014
President, Chief Executive	4/12/2007	44,379	—		18.00	4/12/2015
Officer and Director	12/24/2008	18,101	6,304		24.50	8/26/2016
	3/12/2009	10,063	10,063		19.52	3/11/2017
	3/9/2010	8,714	26,142		25.04	3/9/2018
	3/8/2011	—	45,665		41.30	3/8/2019
							5/5/2009	18,420	(3)	409,283
							5/6/2010	27,918	(4)	620,338
							3/8/2011				18,768	(5)	417,025

Joseph F. Greeves	6/15/2009	2,993	2,993		22.61	6/14/2017
Executive Vice President	6/15/2009	12,500	12,500		22.61	6/14/2019
and Chief Financial Officer	3/9/2010	5,809	17,429		25.04	3/9/2018
	3/8/2011	—	13,656		41.30	3/8/2019
							6/15/2009	7,154	(3)	158,971
							6/15/2009	2,000	(6)	44,440
							5/6/2010	18,613	(4)	413,578
							3/8/2011				5,612	(5)	124,699

William Schuster	4/12/2007	10,286	—		18.00	4/12/2015
Chief Operating Officer	12/24/2008	4,947	1,649		24.50	8/26/2016
	3/12/2009	4,240	4,240		19.52	3/11/2017
	3/9/2010	5,809	17,429		25.04	3/9/2018
	3/8/2011	—	4,164		41.30	3/8/2019
	9/9/2011	—	2,672		32.92	3/8/2019
							5/5/2009	7,762	(3)	172,473
							5/6/2010	18,613	(4)	413,578
							7/272011				1,711	(5)	38,018
							9/9/2011				1,098	(5)	24,398
							9/9/2011				4,200	(7)	93,324
							9/9/2011				2,566	(7)	57,017
							9/9/2011				6,299	(8)	139,964
							9/9/2011				3,850	(8)	85,547

William L. Warren	9/24/2004	21,359	—		6.50	9/23/2014
Executive Vice President,	4/12/2007	8,313	—		18.00	4/12/2015
General Counsel and	12/24/2008	5,536	1,846		24.50	8/26/2016
Corporate Secretary	3/12/2009	3,286	3,287		19.52	3/11/2017
	3/9/2010	3,630	10,893		25.04	3/9/2018
	3/8/2011	—	12,588		41.30	3/8/2019
							5/5/2009	6,017	(3)	133,695
							5/6/2010	11,633	(4)	258,480
							3/8/2011				5,174	(5)	114,966

Brian E. O’Toole	8/11/2008	15,000	5,000		24.06	8/10/2018
Chief Technology Officer	12/24/2008	5,977	1,993		24.50	8/26/2016
	3/12/2009	2,978	2,978		19.52	3/11/2017
	3/9/2010	5,083	15,250		25.04	3/9/2018
	3/8/2011	—	8,618		41.30	3/8/2019
							5/5/2009	5,451	(3)	121,117
							5/6/2010	16,285	(4)	361,860
							3/8/2011				3,542	(5)	78,703
____________
(1)	Options vest at the rate of 25% per year over the first four years of the life of the option.

(2)	Market value is based on the closing stock price of $22.22 on December 30, 2011, the last trading day of the fiscal year.

(3)
All of the named executive officers were granted RSUs under our LTIP with respect to the 2009-2011 performance cycle. Between 20%-200% of the RSUs vest on the third anniversary of the grant date based on the Company’s level of performance against the applicable performance targets, subject to the named executive officer’s continued employment with the Company through the vesting date. On March 15, 2012, the RSUs for our named executive officers converted into shares of Common Stock at a payout of 180.85% and were awarded to the named executive officers on that date. This column reflects the number of shares into which each named executive officer’s RSUs for the 2009-2011 performance cycle were converted. The applicable performance period ended on December 31, 2011; however, the RSUs were unvested as of the end of the fiscal year because conversion of the RSUs was subject to the named executive officer’s continued employment with the Company through March 15, 2012.

(4)
All of the named executive officers were granted RSUs under our LTIP with respect to the 2010-2011 performance cycle. Between 20%-200% of the RSUs are eligible to vest on May 6, 2012, based on the Company’s level of performance against the applicable performance targets, provided that the named executive officer remains employed with us through the vesting date. The performance period ended on December 31, 2011, and the RSUs will be converted into shares of Common Stock at a payout of 125.61% and will be awarded subject to the named executive officer’s continued employment with the Company on May 6, 2012, the vesting date. This column reflects the number of shares into which each named executive officer’s RSUs for the 2010-2011 performance cycle will be converted upon vesting based on the Company’s actual performance, provided that the named executive officer remains employed with the Company through May 6, 2012.

(5)
All of the named executive officers were granted RSUs under our LTIP with respect to the 2011-2012 performance cycle. Between 20%-200% of the RSUs will vest if the Company achieves its target on March 8, 2013. If the RSUs vest on March 8, 2013, they will be converted into shares of Common Stock and awarded to the named executive officer if he is still employed by us.

(6)
This amount represents the remaining unvested restricted stock granted to Mr. Greeves on June 15, 2009, the first day of his employment with the Company. The restricted stock will vest in three equal installments on the anniversary of the grant date, beginning June 15, 2010. As of December 31, 2011, 4,000 shares of stock had vested.

(7)
These amounts represent an aggregate of 6,766 RSUs, which will vest, if at all, based on the achievement of certain performance criteria related to the Company's EnhancedView contract, as approved by the Compensation Committee. If the performance criteria is met, one hundred percent (100%) of the RSUs will vest on September 1, 2013. If the performance criteria is exceeded, then the RSUs will vest up to an additional thirty percent (30%) of the original award amount, which vesting shall occur no earlier than June 1, 2013.

(8)
These amounts represent an aggregate of 10,149 RSUs, which will vest, if at all, based on the achievement of certain performance criteria related to the Company's EnhancedView contract, as approved by the Compensation Committee. If the performance criteria is met, one hundred percent (100%) of RSUs will vest on September 1, 2014. If the performance criteria is exceeded, then the RSUs will vest up to an additional thirty percent (30%) of the original award amount, which vesting shall occur no earlier than June 1, 2014.

2011 Option Exercises and Stock Vested Table

The following table shows information on shares of stock held by the named executive officers that vested in fiscal 2011 and the stock options that were exercised by the named executive officers in fiscal 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Vesting Date	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting (1)($)
Matthew M. O’Connell	—	—	3/15/2011 (2)	7,516	(2)	273,658
President, Chief Executive
Officer and Director

Joseph F. Greeves	—	—	6/15/2011 (3)	2,000	(3)	69,140
Executive Vice President and Chief Financial Officer

William Schuster	22,262	490,105	3/15/2011 (2)	2,054	(2)	74,786
Chief Operating Officer

William L. Warren	—	—	3/15/2011 (2)	2,299	(2)	83,707
Executive Vice President, General
Counsel and Corporate Secretary

Brian E. O’Toole	—	—	3/15/2011 (2)	2,482	(2)	90,370
Chief Technology Officer			8/11/2011 (4)	1,667	(4)	50,994
____________
(1)	Value for the restricted stock is calculated based on the average of the high and low trading prices on the vesting date. All calculations are rounded to the nearest dollar.

(2)
On March 15, 2011, Messrs. O’Connell, Schuster, Warren and O’Toole each vested in 93.24% of the Restricted Stock Units awarded to them in December 2008 under our LTIP, with respect to the 2008-2010 performance cycle.

(3)
On June 15, 2009, Mr. Greeves was granted 6,000 shares of restricted stock, pursuant to the terms of his employment agreement. The restricted stock will vest in three equal annual installments on the anniversary of the grant date. This represents the second vested tranche of shares. Mr. Greeves has 2,000 unvested shares remaining under this award.

(4)
On August 11, 2008, Mr. O’Toole was granted 5,000 shares of restricted stock, pursuant to the terms of his employment agreement. The restricted stock will vest in three equal annual installments on the anniversary of the grant date. This represents the third and last vested tranche of shares.

Potential Payments Upon Termination Without Cause

The table below reflects the amounts to be paid to each of the named executive officers in the event of termination of employment without cause. The amounts shown assume that such termination was effective as of December 31, 2011, and are estimates of the amounts that would be paid out to the named executive officers upon their termination. The actual amounts to be paid out can only be determined at the time of such officer’s separation.

Name(1)	Salary(2) ($)	Bonus(3) ($)	Accelerated Options(4) ($)		Accelerated Stock(4) ($)		Life Insurance(5) ($)		Medical Insurance(5) ($)
Matthew M. O’Connell
President, Chief Executive Officer and Director
Termination w/out Cause	550,000	416,075	—		—		25,025		5,833
Death	(6)	(6)	—		—		—	(7)	—

Joseph F. Greeves (10)
Executive Vice President and Chief Financial Officer
Termination w/out Cause	323,106	143,782	—	(8)	44,440	(9)	19,465		19,226
Death	(6)	(6)	—		—		—	(7)	—

William Schuster
Chief Operating Officer
Termination w/out Cause	242,612	143,950	—		—		19,759		13,406
Death(6)	(6)	(6)	—		—		—	(7)	—

William L. Warren
Executive Vice President, General Counsel and Corporate Secretary
Termination w/out Cause	148,920	—	—		—		—		—
Death	—	—	—		—		—		—

Brian E. O’Toole
Chief Technology Officer
Termination w/out Cause	257,800	—	—		—		—		—
Death	—	—	—		—		—		—
____________
(1)
The respective employment agreements for Messrs. O’Connell, Greeves and Schuster or offer letter (in the case of Messrs. Warren and O’Toole) outline the compensation and benefits that would be offered for a defined period of time (“Severance Period”) in the event of a termination without cause. The Severance Period for Messrs. O’Connell, Greeves and O’Toole is 12 months. The Severance Period for Mr. Schuster is nine months, and the severance period for Mr. Warren is six months. All totals in the table assume a termination without cause as of December 31, 2011. Fair market value of the stock on that date was $22.22.

(2)
In the event of a termination without cause, the Company will pay the named executive officer regular bi-weekly payments equal to his usual base salary, less payroll deductions and required withholdings for the length of the Severance Period as defined above.

(3)
In the event of a termination without cause, the Company will pay Messrs. O’Connell, Greeves or Schuster the portion of their annual bonus, if any, that he is entitled to for the calendar year based upon such performance for such year prorated based upon the number of full months he was employed in such year, payable at the time such amount would have otherwise been due.

(4)
With the exception of Mr. Greeves’ employment agreement, which provides for the immediate vesting of the unvested portion of 25,000 options to purchase common stock and 6,000 restricted shares of common stock granted pursuant to his employment agreement in the event of a termination without cause, there is generally no provision for acceleration of stock or options in the case of a termination without cause, except as described below in connection with a change in control. Unless provided for in a separate severance agreement, any unvested options or stock will be cancelled.

(5)	All group health and basic and executive life insurance payments will be made by the Company throughout the Severance Period.

(6)
In the event of death, the Company will pay any earned but unpaid salary at the time of death, and at the time such amount would otherwise have been due, a pro rata portion of the bonus, if any, that may otherwise have been paid with respect to the annual period in which death occurs.

(7)
In the event of death during a Severance Period, life insurance proceeds would be payable to Messrs. O’Connell and Greeves in the amount of $1,000,000 each and to Mr. Schuster in the amount of $900,000.

(8)
Pursuant to Mr. Greeves’ employment agreement, in the event that he was terminated without cause by the Company, the unvested portion of the 25,000 options granted pursuant to his employment agreement would immediately vest. Value is determined by multiplying the difference between the exercise price, $22.61, and the fair market value price of our common Stock as of the fiscal year end, $22.22, by the number of unvested options. At December 31, 2011, 12,500 options remained unvested under that award.

(9)
Pursuant to Mr. Greeves’ employment agreement, in the event that he was terminated without cause by the Company, the unvested portion of the 6,000 shares of restricted stock granted pursuant to his employment agreement would immediately vest. Value is determined by multiplying the fair market value price of our common stock as of the fiscal year end, $22.22, by the number of shares of restricted stock. At December 31, 2011, 2,000 shares underlying that award remained unvested.

(10)
Pursuant to his employment agreement, Mr. Greeves is entitled to accelerated vesting of any unvested portion of his account under the Company’s 401(k) plan if he is terminated without cause. Assuming a termination effective December 31, 2011, Mr. Greeves would have received $1,017.34 as a result of this benefit.

Potential Payments Upon Change in Control and Termination Without Cause

The table below reflects the amounts to be paid to each of the named executive officers in the event of termination of employment following a change in control, or a CIC. The amounts shown assume that such termination was effective as of December 31, 2011, and are estimates of the amounts that would be paid out to the named executive officers upon their termination. The actual amounts to be paid out can only be determined at the time of such officer’s separation.

Name(1)	Credited Compensation (2)($)	Pro Rata Bonus (3)($)	Options Cash-Out (4)($)	Restricted Stock and Stock Units (5)($)	Life Insurance Pmts (6)($)	Medical Insurance (7)($)	Outplacement and Financial Counseling (8)($)	Gross Up Payments (9)($)
Matthew M. O’Connell
President, Chief Executive Officer and Director Change in Control +
Termination without Cause	2,035,000	467,500	27,170	1,137,198	63,552	8,749	12,000	1,175,626
Death

Joseph F. Greeves
Executive Vice President and Chief Financial Officer Change in Control +
Termination without Cause	484,659	161,553	—	586,297	24,455	19,226	12,000	—
Death

William Schuster
Chief Operating Officer Change in Control + Termination without Cause	485,225	161,742	11,448	862,892	32,007	17,875	12,000	505,630
Death

William L. Warren
Executive Vice President, General Counsel and Corporate Secretary Change in Control + Termination without Cause.	446,760	148,920	8,874	394,671	16,720	8,781	12,000	—
Death

Brian E. O’Toole
Chief Technology Officer Change in Control + Termination without Cause	373,810	116,010	8,041	433,756	15,764	17,893	12,000	—
Death
____________
(1)
All named executive officers are covered under the CIC Plan. Mr. O’Connell is considered a Tier 1 employee. Messrs. Greeves, Schuster, O’Toole and Warren are considered Tier 2 employees. In addition, Messrs. O’Connell, Greeves and Schuster are covered under employment agreements, and Messrs. O’Toole and Warren are covered under offer letters.

(2)
An employee who is covered under the CIC Plan is entitled to payment of an amount equal to the aggregate of his annual base salary as determined immediately prior to the severance date and the most recent target bonus amount (“Credited Compensation”) upon termination other than for cause or good reason within two years following a CIC. A Tier 1 Employee is entitled to Credited Compensation multiplied by 2, and a Tier 2 employee is entitled to Credited Compensation multiplied by 1.

(3)
Upon termination other than for cause or for good reason within two years following a CIC, both Tier 1 and Tier 2 employees are entitled to a pro rata portion, to the date of termination, of the employee’s most recently established target for the annual non-equity incentive compensation. This is calculated by multiplying the target amount by the fraction obtained by dividing the number of full months and any fractional portion of a month during the Company’s fiscal year in which the Company employed the employee through the severance date, by 12. Under their employment agreements, upon death, Messrs. O’Connell, Greeves and Schuster would be entitled to a pro rata portion of the bonuses they would have received based upon the Company’s performance.

(4)
Pursuant to the CIC Plan, each severed employee shall on the severance date become immediately vested in all outstanding equity awards, including any unvested options. Value for options is determined by multiplying the aggregate of the unvested options by closing price at year’s end: $22.22, less the exercise price.

(5)
Pursuant to the CIC Plan, each severed employee shall on the severance date become immediately vested in all outstanding equity awards, including unvested restricted stock. Value for restricted stock or restricted stock units is determined by multiplying the aggregate of the outstanding unvested restricted stock or restricted stock units by closing price at year’s end: $22.22.

(6)
Upon termination other than for cause or for good reason within two years following a CIC, all named executive officers participating in the CIC Plan would receive a lump sum payment equal to the monthly life insurance premium required to be paid by the Company for the month prior to the severance date, multiplied by 24 for a Tier 1 employee, or 12 for a Tier 2 employee. In the event of death during such two-year period, life insurance proceeds would be payable to Messrs. O’Connell, Greeves, Warren and O’Toole in the amount of $1,000,000 each and to Mr. Schuster in the amount of $900,000.

(7)
Upon termination other than for cause or for good reason within two years following a CIC, for a period of 18 months for a Tier 1 employee or 12 months for a Tier 2 employee, the Company shall reimburse him or his eligible dependents or provide direct payment to the insurance carrier for the premium costs necessary to continue their participation in the Company’s medical and dental plans that the employee participated in while employed with the Company, prior to the severance date.

(8)
Upon termination other than for cause or for good reason within two years following a CIC, any named executive officers participating in the CIC Plan would receive a lump sum payment equal to one year of outplacement services and financial counseling.

(9)
The CIC Plan provides that if any participant is subject to the excise tax under Internal Revenue Code Section 4999, they would be entitled to receive an additional payment (“Gross-Up Payment”) such that the net amount retained by the executives from the Gross-Up Payment, after reduction for any federal, state and local income taxes, employment taxes and the excise tax on the Gross-Up Payment (and any interest, penalties or additions to tax payable by the executive with respect thereto), is equal to the excise tax imposed on his or her parachute payments. However, if the parachute value of all payments is 110% or less than the “safe harbor amount” (i.e., approximately 2.99 times the named executive officer’s base amount), then no Gross-Up Payment would be due; instead, the amounts payable under the CIC Plan would be cut back so that the parachute value of all payments equals the “safe harbor amount.” The amounts in this column represent estimated payment of the excise tax that would be imposed by virtue of the named executive officer’s receipt of an “excess parachute payment” within the meaning of Internal Revenue Code Section 280G of the Code, and a tax gross-up amount relating to the payment of such tax. On March 8, 2012, the CIC Plan was amended to eliminate excise tax gross-up benefits, effective March 8, 2013.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that generally we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. While in general the Compensation Committee attempts to design its compensatory arrangements to preserve the deductibility of executive compensation, in certain situations, the Compensation Committee may approve compensation that is not fully deductible for federal income tax purposes.

Accounting for Stock-Based Compensation

Pursuant to SEC rules, we account for stock-based payments including our stock option program, long-term stock grant program, restricted stock program and stock award program in accordance with generally accepted accounting principles.

Employment Agreements and Change In Control Agreements

The Company has provided for compensation to several named executive officers in the event of an involuntary separation from employment without cause or a change in control. Please see the tables entitled “Potential Payments Upon Termination without Cause” and “Potential Payments Upon Change in Control and Termination Without Cause” above.

Employment Agreements/Severance Agreements

The Company and Mr. O’Connell entered into an employment agreement effective as of October 27, 2003, amended December 24, 2008, pursuant to which Mr. O’Connell serves as our President and Chief Executive Officer. The employment agreement provides for an annual base salary, an annual target bonus, a Company-paid life insurance policy and eligibility for stock options. The annual bonus is subject to review by our Board on an annual basis, and the award of the annual bonus is based upon the achievement of performance objectives of Mr. O’Connell personally and the Company as a whole. In the event Mr. O’Connell is terminated without “cause,” in exchange for executing a release of claims, he is entitled to receive (i) twelve months of his base salary, payable in bi-weekly installments;, (ii) a prorated portion of his annual performance bonus, if any, for the calendar year in which the termination occurs, payable as the bonus would otherwise have been due; and (iii) continuation of all group health and life insurance benefits for twelve months following termination. During and for a period of twelve months following his employment with the Company, Mr. O’Connell is prohibited from directly competing with the Company or soliciting the Company’s customers without the Company’s prior written approval, which may not be unreasonably withheld. “Cause” is defined in Mr. O’Connell’s employment agreement to mean misconduct, including (a) commission of a felony or crime of moral turpitude; (b) participation in a fraud or act of dishonesty against the Company; (c) willful breach or gross negligence of Company policies; (d) intentional damage to the Company’s property; (e) a material breach of his employment agreement; (f) his failure or refusal to follow the reasonable policies or directives of the Company; (g) an act or omission that subjects the Company to public disrespect, scandal or ridicule; or (h) his failure to carry out the duties of his position.

The Company and Mr. Greeves entered into an employment agreement effective as of May 28, 2009, pursuant to which Mr. Greeves serves as Executive Vice President and Chief Financial Officer. The employment agreement calls for an annual base salary, an annual target bonus of 50% of Mr. Greeves’ base salary, subject to adjustment, and a Company-paid life insurance policy. In the event Mr. Greeves is terminated without “cause,” in exchange for executing a release of claims, Mr. Greeves is entitled to receive (i) twelve months of his base salary, payable in bi-weekly installments; (ii) a prorated portion of his annual performance bonus, if any, for the calendar year in which the termination occurs, payable as the bonus would otherwise have been due; (iii) continuation of all group health and life insurance benefits for twelve months following termination; (iv) accelerated vesting of any unvested portion of his 401(k) retirement account (to the extent permitted under the 401(k) plan); and (v) accelerated vesting of the 25,000 options and 6,000 restricted shares granted to Mr. Greeves pursuant to his employment agreement. During and for a period of twelve months following his employment with the Company, Mr. Greeves is prohibited from directly competing with the Company or soliciting the Company’s customers without the Company’s prior written approval, which may not be unreasonably withheld. “Cause” has the same definition in Mr. Greeves’ employment agreement as in Mr. O’Connell’s employment agreement.

The Company and Mr. Schuster entered into an employment agreement effective as of December 6, 2004, amended December 24, 2008, pursuant to which Mr. Schuster serves as Chief Operating Officer. The employment agreement calls for an annual base salary, an annual target bonus of 35% of Mr. Schuster’s base salary, subject to adjustment, and a Company-paid life insurance policy. In the event Mr. Schuster is terminated without “cause,” in exchange for executing a release of claims, he is entitled to receive (i) nine months of his base salary, payable in bi-weekly installments; (ii) a prorated portion of his annual performance bonus, if any, for the calendar year in which the termination occurs, payable as the bonus would otherwise have been due; and (iii) continuation of all group health and life insurance benefits for nine months following termination. During and for a period of nine months following his employment with the Company, Mr. Schuster is prohibited from directly competing with the Company or soliciting the Company’s customers without the Company’s prior written approval, which may not be unreasonably withheld. “Cause” has the same definition in Mr. Schuster’s employment agreement as in Mr. O’Connell’s employment agreement.

The Company does not have an employment agreement with either Mr. O’Toole or Mr. Warren. However, under the terms of their offer letters, in the event either Mr. O’Toole or Mr. Warren is terminated without “cause,” each is entitled to receive twelve months and six months, respectively, of base salary, payable in bi-weekly installments.

Change In Control Plan

As discussed in the CD&A, our Board, upon recommendation of the Compensation Committee, approved and adopted the CIC plan for certain key employees of the Company and its subsidiaries. The CIC plan was revised December 24, 2008, and provides for payments and benefits to members of senior management (including the named executive officers) in the event of a change in control (as defined in the CIC Plan) of the Company and a subsequent termination of employment under the circumstances described below. Employees of the Company and its subsidiaries may be selected to participate in the CIC plan by the Board as “Tier I” or “Tier II” participants. The Board designated Matthew M. O’Connell, our President and Chief Executive Officer, to participate in the CIC plan as a Tier I participant and Joseph F. Greeves, our Executive Vice President and Chief Financial Officer, William Schuster, our Chief Operating Officer, Brian E. O’Toole, our Chief Technology Officer and William L. Warren, our Executive Vice President, General Counsel and Corporate Secretary, to participate in the CIC plan as Tier II participants.

Under the terms of the CIC plan, upon a participant’s termination of employment by the Company without “cause” or by a participant for “good reason” within two years following a “change in control” of the Company, the participant will be entitled to receive the following payments and benefits, provided that the participant executes and delivers a release to the Company:

•	an amount equal to (i) two times for Tier I participants, or (ii) one times for Tier II participants, the sum of the participant’s annual base salary and target bonus;

•	a pro rata portion of the participant’s target annual cash incentive compensation (determined at 100% of target) for the year in which the termination occurs;

•	a lump sum payment equal to the cost of outplacement services and financial counseling for one year following termination;

•
a lump sum payment equal to (i) twenty-four times for Tier I participants, or (ii) twelve times for Tier II participants, the total monthly premium payment paid by the Company for life insurance benefits for the month prior to termination;

•
for eighteen months following termination of a Tier I participant, or for twelve months following termination for a Tier II participant, reimbursement by the Company (or direct payment to the insurance carrier) of the premium costs necessary for the participant and his or her dependents to continue participating in the Company’s medical and dental plans; and

•	full vesting of all outstanding equity awards held by the participant.

All severance amounts, other than the medical and dental premium payments, are payable in a single lump sum as soon as reasonably practicable following receipt by the Company of an executed release from the participant. In addition, the Company must make a gross-up payment to a participant in the event any payment or benefit made to the participant under the CIC plan will be subject to the excise tax imposed by Section 4999 of the Code. The gross-up payment is generally an amount sufficient to make the participant whole for all taxes (including withholding taxes) and any associated interest and penalties imposed as a result of Section 4999 of the Internal Revenue Code. In March 2012, the Board amended the CIC plan to eliminate the excise tax gross-up payments to participants. Pursuant to the terms of the CIC plan, this amendment will be effective on March 8, 2013, the one year anniversary of the date of its approval. In consideration of the payments and benefits received pursuant to the CIC plan, each participant is subject to non-competition and non-solicitation covenants following a termination for (i) 24 months in the case of a Tier I participant, or (ii) 12 months in the case of a Tier II participant.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are providing our stockholders with the opportunity to approve, on an advisory basis, the Company’s executive compensation as disclosed in this proxy statement in accordance with rules promulgated by the SEC. We have determined to hold an advisory vote to approve our executive compensation program annually, and the next such advisory vote will occur at the 2013 Annual Meeting of Stockholders.

Our Board is committed to corporate governance best practices and recognizes the substantial interests that stockholders have in executive compensation matters. The Compensation Committee of our Board has designed our executive compensation programs to achieve the following key objectives:

Objective	How our compensation programs reflect this objective
Achieve strong Company performance	•	Aligns executive compensation with the Company’s and the individual’s performance
	•	Makes a substantial portion of total compensation variable with performance
Align executives’ and stockholders’ interests	•	Provides executives with the opportunity to participate in the ownership of the Company
	•	Rewards executives for long-term growth in the value of our stock
	•	Links executive pay to specific, measurable results intended to create value for stockholders
Motivate executives to achieve key performance goals	•	Compensates executives with performance-based awards that depend upon the achievement of established corporate targets
	•	Rewards executives for individual contributions to the Company’s achievement of Company-wide performance measures
Attract and retain a talented executive team	•	Targets total compensation at the 50th percentile range among companies with which we compete for talent and for stockholder investment
	•	Utilizes independent compensation consultants and market survey data to monitor pay relative to peer companies

We encourage stockholders to review the Compensation Discussion and Analysis beginning on page 18 of this proxy statement, which describes our executive compensation philosophy and the design of our executive compensation programs in great detail. Our Board believes the Company’s executive compensation programs are effective in creating value for our stockholders and moving the Company towards realization of its long-term goals.

We are asking our stockholders to signal their support for the compensation of our named executive officers by casting a vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement for the 2012 Annual Meeting pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure.”

The vote sought by this proposal is advisory and not binding on the Company, the Board or the Compensation Committee. Although the vote is non-binding and advisory, the Company, the Board and the Compensation Committee value the input of the Company’s stockholders, and the Compensation Committee will consider the outcome of the vote when making future executive compensation determinations.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY
APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION, AS
DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION
DISCLOSURE RULES OF THE U.S. SECURITIES AND EXCHANGE COMMISSION.

Interest of Certain Persons in Matters to be Acted On

No director or executive officer of GeoEye who has served in such capacity since January 1, 2011, or any associate of any such director or officer, to the knowledge of the executive officers of GeoEye, has any material interest, direct or indirect, through security holdings or otherwise, in any matter proposed to be acted on at the 2012 Annual Meeting, which is not shared by all other stockholders or as is otherwise described in this Proxy Statement.

Audit Committee Report

As noted above, the Audit Committee is currently composed of three directors, Messrs. Horn, Abrahamson and Ahearn, each of whom is independent as defined by the NASDAQ Stock Market’s listing standards. Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the consolidated financial statements filed for each quarter during 2011 and as of and for the year ended December 31, 2011. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with the Company’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received written disclosures from the Company’s independent registered public accounting firm required by the applicable Public Company Accounting Oversight Board rule regarding the independent accountant’s communications with Audit Committees concerning independence, and has discussed with the Company’s independent registered public accounting firm its independence.

Based upon the Audit Committee’s discussions with management and the Company’s independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the reports of the Company’s independent registered public accounting firm, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 13, 2012. The Audit Committee also recommended the selection of KPMG LLP to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2012. The Audit Committee has reviewed the audit fees paid by the Company to the independent registered public accounting firm. The Company has also reviewed non-audit services and fees to ensure compliance with the Company’s and the Audit Committee’s policies restricting the independent registered public accounting firm from performing services that might impair its independence. The Audit Committee also reviewed the requirements of, and the Company’s compliance with, Section 404 of the Sarbanes-Oxley Act of 2002 including the Public Company Accounting Oversight Board’s Auditing Standard No. 5 regarding the audit of internal controls over financial reporting.

The Audit Committee:

Michael F. Horn, Sr., Chairman
James A. Abrahamson
Joseph M. Ahearn

Pursuant to the rules of the SEC, the foregoing Audit Committee Report is not deemed “soliciting material,” is not “filed” with the Commission and is not incorporated by reference with the Company’s Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in such report.

Independent Public Accountants’ Fees

The following table summarizes the fees for professional services rendered to the Company by KPMG LLP relating to services provided for fiscal years 2011 and 2010:

	Fees
KPMG LLP	2011	2010
Audit fees(a)	$1,107,540	$1,556,246
Tax fees(b)	193,720	473,733
Audit Related fees(c)	22,779	254,100
Total	$1,324,039	$2,284,079
____________
(a)
Audit fees principally include those for services related to the annual audit of the financial statements, including the audit of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act and reviews of quarterly interim financial statements and SEC registration statements.

(b)	Tax fees principally include those for services related to tax planning and consulting.

(c)	Audit related fees include services related to due diligence services.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accountants. The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm.

Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee shall pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent auditor. The independent auditor's provision of non-audit services, which are services other than audit, review and attest services, will not require pre-approval by the Audit Committee, provided that we follow the procedures of, and such services fall within, the exception established by the SEC.

PROPOSAL 3 – APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board, upon recommendation of its Audit Committee, has approved and recommended the appointment of KPMG LLP as the independent registered public accounting firm to conduct an audit of the Company’s financial statements for the year 2012. Although the selection and appointment of an independent registered public accounting firm is not required to be submitted to a vote of stockholders, the Board has decided to ask our stockholders to ratify this appointment. Ratification of the appointment of KPMG LLP will require the affirmative vote of a majority of the shares of common stock voted at the Annual Meeting. If the appointment of KPMG LLP is not ratified, the Audit Committee will reconsider the matter of the appointment of the independent auditors.

Representatives of KPMG LLP will attend the Annual Meeting and will be available to respond to appropriate questions that may be asked by stockholders. Such representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR 2012.

OTHER BUSINESS

Management does not intend to bring any business before the Annual Meeting other than the election of directors, the advisory approval of the Company’s executive compensation, and the appointment of KPMG LLP, referred to in the accompanying Notice of the Annual Meeting of Stockholders. No other matter or nomination for director has been timely submitted to the Company in accordance with the provisions of the Company’s Bylaws. If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board does not know are to be presented at the meeting by others.

Additional Information

Stockholder Communications. The Board has provided for a process for stockholders to send communications to the Board. Any stockholder can send communications to the Board by mail as follows:

Board of Directors of GeoEye, Inc.
c/o Corporate Secretary
GeoEye, Inc.
2325 Dulles Corner Boulevard, 10th Floor
Herndon, Virginia 20171

All stockholder communications will be relayed to all Board members. Communications from an officer or director of the Company will not be viewed as stockholder communications for purposes of the procedure. Communications from an employee or agent of the Company will be viewed as stockholder communications for purposes of the procedure only if those communications are made solely in such employee’s or agent’s capacity as a stockholder.

Stockholder Proposals for Inclusion in 2013’s Proxy Statement. The Company is currently planning to hold its 2013 Annual Meeting of Stockholders on May 31, 2013. Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting proxy statement must submit their proposals so that they are received at the Company’s principal executive office no later than the close of business on December 27, 2012. Proposals should be addressed to William L. Warren, Executive Vice President, General Counsel and Corporate Secretary, GeoEye, Inc., Dulles Corner Office Center, 2325 Dulles Corner Boulevard, 10th Floor, Herndon, Virginia 20171.

Compliance with the above will generally result in a proposal that is proper business (or director nomination) being eligible to be brought before the stockholders for voting upon at the Annual Meeting. However, compliance with these requirements does not mean that the Company is required to include the proposal in the proxy solicitation material that the Company prepares and distributes. For a stockholder to require that the Company include a proposal in its proxy statement and proxy card, the stockholder must satisfy the requirements of Rule 14a-8 under the Exchange Act in addition to the requirements in the Company’s Bylaws. Rule 14a-8 addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting. For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2013 Annual Meeting, SEC rules permit management to vote proxies in its discretion if we: (i) receive notice of the proposal before the close of business on December 27, 2012, and advise stockholders in the 2013 proxy statement about the nature of the matter and how management intends to vote on such matter; or (ii) do not receive notice of the proposal prior to the close of business on December 27, 2012. Notices of intention to present proposals at the 2013 Annual Meeting should be addressed to William L. Warren, Executive Vice President, General Counsel and Corporate Secretary, GeoEye, Inc., Dulles Corner Office Center, 2325 Dulles Corner Boulevard, 10th Floor, Herndon, Virginia 20171.

Delivery of Documents to Security Holders Sharing an Address. The SEC’s rules permit the Company to deliver a single set of Annual Meeting materials to one address shared by two or more of the Company’s stockholders. The Company has delivered only one Proxy Statement and Annual Report to multiple stockholders who share an address, unless the Company received contrary instructions from the affected stockholders prior to the mailing date. The Company will promptly deliver, upon written or oral request, a separate copy of the Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Proxy Statement or Annual Report, contact Broadridge Financial Solutions, Inc. at 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and annual reports for your household, please contact Broadridge at the above phone number or address.

By Authorization of the Board of Directors:

William L. Warren
Executive Vice President, General Counsel &
Corporate Secretary

GeoEye, Inc.

ANNUAL MEETING OF STOCKHOLDERS
May 31, 2012 9:00 a.m. ET

GeoEye, Inc., Dulles Corner Office Center, 2325 Dulles Corner Boulevard, 10th Floor, Herndon, Virginia 20171

ADVANCE REGISTRATION

Attendance at the Annual Meeting is limited to GeoEye stockowners (or a designated representative or proxy) with proof of ownership and members of their immediate family and employees and guests of the Company. To attend as a stockholder or immediate family member, you or your family member must be a stockholder of record as of April 9, 2012, or you must provide a copy of a brokerage statement or other evidence of beneficial ownership showing your ownership of the Company’s common stock on April 9, 2012. Attendees may register at the door on the day of the meeting; however, advance registration for the Annual Meeting will expedite your entry into the meeting.

If you hold your GeoEye shares directly with the Company, and you or a member of your immediate family plan to attend the Annual Meeting, and wish to register in advance, please check the appropriate box on your proxy card. Advance registration will expedite your admission to the meeting but is not required for admittance.

If your GeoEye shares are held for you in a brokerage, bank or other institutional account and you wish to register in advance, please direct your request to:

GeoEye, Inc.
2325 Dulles Corner Boulevard, 10th Floor
Herndon, Virginia 20171
Attention: Corporate Secretary

Please include the following in your request:

•	Your name and complete mailing address;

•	The name(s) of any immediate family members who will accompany you; and

•	Proof that you own GeoEye shares (e.g., a photocopy of a brokerage or other account statement).

No cameras, video recorders or tape recorders of any type will be permitted in the meeting. We realize that many cellular phones have built-in cameras, and while these phones may be brought into the meeting venue, the camera function may not be used at any time. Inappropriate or disorderly behavior will result in expulsion from the meeting.

GeoEye, Inc. Annual Stockholders' Meeting Information

Thursday, May 31, 2012

9:00 a.m. Eastern Time

GeoEye, Inc.

2325 Dulles Corner Blvd., 10th Floor

Herndon, VA 20171

www.geoeye.com

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 → x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0000141718_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR election of the following director nominees. 1. Election of Directors Nominees 01 James A. Abrahamson 02 Joseph M. Ahearn 03 Martin C. Faga 04 Michael F. Horn, Sr. 05 Lawrence A. Hough 06 Roberta E. Lenczowski 07 Matthew M. O'Connell 08 James M. Simon, Jr. GEOEYE, INC. 2325 DULLES CORNER BLVD. 10th Floor HERNDON, VA 20171 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 30, 2012, the day before the annual meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time thon May 30, 2012 the day before the annual meeting. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 The advisory approval of the Company's executive compensation. 3 Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2012. NOTE: Such other business as may properly come before the meeting or any adjournment(s)or postponements(s) thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Yes No Please indicate if you plan to attend this meeting 0000141718_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . GEOEYE, INC. Annual Meeting of Stockholders May 31, 2012 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Matthew M. O'Connell, CEO and President, and William L. Warren, Executive Vice President, General Counsel and Corporate Secretary, and each of them, with the power to act without the other and with the power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of GeoEye, Inc. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders to be held on May 31, 2012 at 9:00 a.m. Eastern Time, or any adjournment(s) or postponement(s) thereof, with all powers which the undersigned would possess if present at such meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE SUCH MEETING AND ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. YOUR VOTE IS IMPORTANT, you are urged to complete, sign, date and promptly return the accompanying proxy in the enclosed envelope, which is pre-paid if mailed in the United States. Continued and to be signed on reverse side